 Filed pursuant to Rule 424(b)(2)
 File No. 333-238554
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 21, 2020)
New Mountain Finance Corporation
Up to $250,000,000
Common Stock

New Mountain Finance Corporation (“NMFC”, the “Company”, “we”, “us” and “our”) is a Delaware corporation that was originally incorporated on June 29, 2010. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. Our first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. In some cases, our investments may also include equity interests. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.
We have entered into an equity distribution agreement, dated November 3, 2021, with B. Riley Securities, Inc. and Raymond James & Associates, Inc. each an “Agent” and, collectively, the “Agents,” relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. The equity distribution agreement provides that we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through the Agents. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. As of the date of this prospectus supplement, we have not sold any shares of common stock under the equity distribution agreement.
The Agents will receive a commission from us equal to up to 2.0% of the gross sales price of any shares of our common stock sold through the Agents under the equity distribution agreement. The Agents are not required to sell any specific number or dollar amount of common stock, but will use commercially reasonable efforts consistent with their sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. We may also sell shares of our common stock to an Agent, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with the applicable Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Agents’ commission, will not be less than the net asset value (“NAV”) per share of our common stock at the time of such sale. New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”), the Company’s registered investment adviser, may from time to time, in its sole discretion, pay some or all of the Agents’ commission in order to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our then current NAV per share. Any such payments made by the Investment Advisor will not be subject to reimbursement by us.
The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce our net asset value and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.
The Investment Adviser is a wholly owned subsidiary of New Mountain Capital Group, L.P. (together with New Mountain Capital L.L.C. and its affiliates, “New Mountain Capital”). New Mountain Capital is a firm with a track record of investing in the middle market. New Mountain Capital focuses on investing in defensive growth companies across its private equity, credit and net lease investment strategies. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. New Mountain Finance Administration, L.L.C. (the “Administrator”), a wholly owned subsidiary of New Mountain Capital, provides the administrative services necessary to conduct our day-to-day operations.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “NMFC.” On November 2, 2021, the last reported sales price on the NASDAQ Global Select Market for our common stock was $14.06 per share. We are required to determine the NAV per share of our common stock on a quarterly basis. Our NAV per share of our common stock as of September 30, 2021 was $13.26.
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference, contain important information about us that a prospective investor should know before investing in our common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, before investing in our common stock. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” This information is available free of charge by contacting us at 1633 Broadway, 48th Floor, New York, NY 10019, by telephone at (212) 720-0300, or on our website at http://www.newmountainfinance.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains information about us.

An investment in our common stock is very risky and highly speculative. Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and page 18 of this prospectus, in Part I, Item 1A of our Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Reports on Form 10-Q and included in, or incorporated by reference into any free writing prospectuses we may authorize for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
B. Riley Securities
Raymond James

Prospectus Supplement dated November 3, 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information included or incorporated by reference into this prospectus supplement, the accompanying prospectus, or in any free writing prospectuses prepared by or on behalf of us that relates to this offering of common stock. Neither we nor the Agents have authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of common stock. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of common stock do not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is complete and accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is complete and accurate as of any date other than the date of the document incorporated by reference containing such information, regardless of the time of delivery of this prospectus supplement or of any of our common stock. To the extent required by law, we will amend or supplement the information contained in this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, particularly the information described under the headings “Risk Factors” in this prospectus supplement and “Risk Factor” in the accompanying prospectus and our most recently filed Annual Report on Form 10-K, before investing in our common stock.
This prospectus supplement includes summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights the information included elsewhere, or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision to investment in the common stock offered hereby. To understand the terms of the common stock offered hereby before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in sections titled “Available Information” and “Incorporation by Reference” beginning on page S-22 in this prospectus supplement and beginning on page 83 of the accompanying prospectus.
You should read carefully the more detailed information set forth under “Risk Factors” in this prospectus supplement, “Risk Factors” and the other information included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.
In this prospectus supplement, unless otherwise noted, references to:
•
“NMFC”, the “Company”, “we”, “us” and “our” refers to New Mountain Finance Corporation, a Delaware corporation, which was incorporated on June 29, 2010, including, where appropriate, its wholly-owned direct and indirect subsidiaries;

•
“NMF Holdings” and “Predecessor Operating Company” refers to New Mountain Finance Holdings, L.L.C., a Delaware limited liability company;

•
“NMF SLF” refers to New Mountain Finance SPV Funding, L.L.C., a Delaware limited liability company;

•
“NMNLC” refers to New Mountain Net Lease Corporation, a Maryland corporation;

•
“NMFDB” refers to New Mountain Finance DB, L.L.C., a Delaware limited liability company;

•
“SBIC I GP” refers to New Mountain Finance SBIC G.P. L.L.C., a Delaware limited liability company;

•
“SBIC I” refers to New Mountain Finance SBIC L.P., a Delaware limited partnership;

•
“SBIC II GP” refers to New Mountain Finance SBIC II G.P. L.L.C., a Delaware limited liability company;

•
“SBIC II” refers to New Mountain Finance SBIC II L.P., a Delaware limited partnership;

•
“Guardian AIV” refers to New Mountain Guardian AIV, L.P.;

•
“AIV Holdings” refers to New Mountain Finance AIV Holdings Corporation, a Delaware corporation which was incorporated on March 11, 2011, of which Guardian AIV was the sole stockholder;

•
“Investment Adviser” refers to New Mountain Finance Advisers BDC, L.L.C., our investment adviser;

•
“Administrator” refers to New Mountain Finance Administration, L.L.C., our administrator;

•
“New Mountain Capital” refers to New Mountain Capital Group, L.P. together with New Mountain Capital L.L.C. and its affiliates whose ultimate owners include Steven B. Klinsky and other related vehicles;

•
“Predecessor Entities” refers to New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly-owned subsidiaries prior to our initial public offering;

•
“NMFC Credit Facility” refers to our Amended and Restated Senior Secured Revolving Credit Agreement with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A., dated June 4, 2021, as amended (together with the related guarantee and security agreement);

•
“Holdings Credit Facility” refers to NMF Holdings’ Third Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 24, 2017, as amended;

•
“Unsecured Management Company Revolver” refers to our Revolving Loan Agreement with NMF Investments III, L.L.C., an affiliate of the Investment Adviser, dated March 30, 2020, as amended;

•
“DB Credit Facility” refers to our Loan Financing and Servicing Agreement with Deutsche Bank AG, New York Branch, dated December 14, 2018, as amended;

•
“NMNLC Credit Facility” refers to our Revolving Credit Agreement with KeyBank National Association, dated September 21, 2018, as amended;

•
“NMNLC Credit Facility II”, refer to our Credit Agreement with City National Bank, dated February 26, 2021;

•
“2017A Unsecured Notes” refers to our 4.760% unsecured notes due July 15, 2022 issued on June 30, 2017 to institutional investors in a private placement;

•
“2018A Unsecured Notes” refers to our 4.870% unsecured notes due January 30, 2023 issued on January 30, 2018 to institutional investors in a private placement;

•
“2018B Unsecured Notes” refers to our 5.36% unsecured notes due June 28, 2023 issued on July 5, 2018 to institutional investors in a private placement;

•
“2019A Unsecured Notes” refers to our 5.494% unsecured notes due April 30, 2024 issued on April 30, 2019 to institutional investors in a private placement;

•
“2021A Unsecured Notes” refers to our 3.875% unsecured notes due January 29, 2026 issued on January 29, 2021 to institutional investors in a private placement;

•
“Convertible Notes” refers to our 5.75% convertible notes due August 15, 2023 issued on August 20, 2018, August 30, 2018 and June 7, 2019 under an indenture and a first supplemental indenture, both dated August 20, 2018, between us and U.S. Bank National Association, as trustee; and

•
“Unsecured Notes” refers to the 2017A Unsecured Notes, 2018A Unsecured Notes, 2018B Unsecured Notes, 2019A Unsecured Notes and the 2021A Unsecured Notes.

Overview
We are a Delaware corporation that was originally incorporated on June 29, 2010 and completed our initial public offering (“IPO”) on May 19, 2011. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). As such, we are obligated to comply with certain regulatory requirements. We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are also registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Since our IPO, and through September 30, 2021, we have raised approximately $893.2 million in net proceeds from additional offerings of common stock.
The Investment Adviser is a wholly owned subsidiary of New Mountain Capital. New Mountain Capital is a firm with a track record of investing in the middle market. New Mountain Capital focuses on investing in defensive growth companies across its private equity, credit and net lease investment strategies. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations.
Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. In some cases, our investments may also include equity interests.
We make investments through both primary originations and open-market secondary purchases. We primarily target loans to, and invest in, U.S. middle market businesses, a market segment we believe continues to be underserved by other lenders. We define middle market businesses as those businesses with annual earnings before interest, taxes, depreciation, and amortization (“EBITDA”) between $10.0 million and $200.0 million. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high barriers to competitive entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance. Similar to us, each of SBIC I’s and SBIC II’s investment objective is to generate current income and capital appreciation under our investment criteria. However, SBIC I’s and SBIC II’s investments must be in SBA eligible small businesses. For additional information on SBA regulations, see “SBA Regulation”. Our portfolio may be concentrated in a limited number of industries. As of September 30, 2021, our top five industry concentrations were software, business services, healthcare services, investment funds (which includes our investments in joint ventures) and education.
First and second lien debt that we invest in is almost entirely rated below investment grade or may be unrated. Debt investments rated below investment grade are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” compared to debt investments that are rated investment grade. These debt investments are considered speculative because of the credit risk of the issuers. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value and income distributions. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. First and second lien debt may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these first and second lien debt investments. This illiquidity may make it more difficult to value the debt.
As of September 30, 2021, our net asset value was approximately $1,284.9 million and our portfolio had a fair value of approximately $3,011.7 million in 106 portfolio companies, with a weighted average yield to maturity at cost for income producing investments (“YTM at Cost”) of approximately 8.8% and a weighted average yield to maturity at cost for all investments (“YTM at Cost for Investments”) of approximately 7.9%. The YTM at Cost calculation assumes that all investments, including secured collateralized agreements, not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. The YTM at Cost for Investments calculation assumes that all investments, including secured collateralized agreements, are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. YTM at Cost and YTM at Cost for Investments calculations exclude the impact of existing leverage. YTM at Cost and YTM at Cost for Investments use the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s end date. The actual yield to maturity may be higher or lower due to the future selection of the LIBOR contracts by the individual companies in our portfolio or other factors.
Recent Developments
On October 27, 2021, our board of directors declared a fourth quarter 2021 distribution of $0.30 per share payable on December 30, 2021 to holders of record as of December 16, 2021.
On November 1, 2021, we entered into Amendment No. 1 (the “Amendment”) to the Investment Advisory and Management Agreement, dated as of May 8, 2014 (the “Investment Management Agreement”) with our Investment Adviser. Pursuant to the Amendment, Section 3 of the Investment Management Agreement was amended and restated for the sole purpose of reducing the Base

Management Fee (as defined in the Investment Management Agreement) from 1.75% of the Company’s gross assets to 1.4% of the Company’s gross assets. No other changes were made to the Investment Management Agreement.
On November 2, 2021, the Adviser delivered a Fee Waiver Letter (the “Fee Waiver Letter”) to the Company for the purpose of extending the term of that certain fee waiver letter dated May 4, 2021 (the “Initial Fee Waiver Agreement”) provided to the Company by the Adviser. Pursuant to the Fee Waiver Letter, the Adviser extended the term of the Initial Fee Waiver Agreement to be effective through the quarter ending December 31, 2023, rather than the quarter ending December 31, 2022.
Pursuant to the Fee Waiver Letter, the Adviser agreed to voluntarily reduce the Base Management Fee payable to the Adviser by the Company under the Investment Management Agreement, as amended by the Amendment. Effective as of and for the quarter ended March 31, 2021 (the “Effective Date”) through the quarter ending December 31, 2023 (the “Termination Date”), the Adviser has agreed to calculate the Base Management Fee at an annual rate of 1.25% of the Company’s gross assets, and to waive such portion of the Base Management Fee payable under the Investment Management Agreement, as amended by the Amendment, that is in excess of 1.25% of the Company’s gross assets.
The Investment Adviser
The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. We currently do not have, and do not intend to have, any employees. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations. As of November 2, 2021, the Investment Adviser was supported by over 190 employees and senior advisors of New Mountain Capital.
The Investment Adviser is managed by a five member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. The Investment Committee currently consists of Steven B. Klinsky, Robert A. Hamwee, Adam B. Weinstein and John R. Kline. The fifth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Jack Qian served on the Investment Committee from August 2020 to July 2021. Beginning in August 2021, Kyle Peterson was appointed to the Investment Committee for a one-year term. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.
Competitive Advantages
We believe that we have the following competitive advantages over other capital providers to middle market companies:
Proven and Differentiated Investment Style With Areas of Deep Industry Knowledge
In making its investment decisions, the Investment Adviser applies New Mountain Capital’s long-standing, consistent investment approach that has been in place since its founding in 1999. We focus on companies in defensive growth niches of the middle market space where we believe few debt funds have built equivalent research and operational size and scale.
We benefit directly from New Mountain Capital’s private equity investment strategy that seeks to identify attractive investment sectors from the top down and then works to become a well-positioned investor in these sectors. New Mountain Capital focuses on companies and industries with sustainable strengths in all economic cycles, particularly ones that are defensive in nature, that have secular tailwinds and can maintain pricing power in the midst of a recessionary and/or inflationary environment. New Mountain Capital focuses on companies within sectors in which it has significant expertise (examples include software, education, niche healthcare, business services, federal services and distribution & logistics) while typically avoiding investments in companies with products or services that serve markets that are highly cyclical, have the potential for long-term decline, are overly-dependent on consumer demand or are commodity-like in nature.
In making its investment decisions, the Investment Adviser has adopted the approach of New Mountain Capital, which is based on three primary investment principles:
1.
A generalist approach, combined with proactive pursuit of the highest quality opportunities within carefully selected industries, identified via an intensive and structured ongoing research process;

2.
Emphasis on strong downside protection and strict risk controls; and

3.
Continued search for superior risk adjusted returns, combined with timely, intelligent exits and outstanding return performance.

Experienced Management Team and Established Platform
The Investment Adviser’s team members have extensive experience in the leveraged lending space. Steven B. Klinsky, New Mountain Capital’s Founder, Chief Executive Officer and Managing Director and Chairman of our board of directors, was a general partner of Forstmann Little & Co., a manager of debt and equity funds totaling multiple billions of dollars in the 1980s and 1990s. He was also a co-founder of Goldman, Sachs & Co. LLC’s Leverage Buyout Group in the period from 1981 to 1984. Robert A. Hamwee, our Chief Executive Officer and Managing Director of New Mountain Capital, was formerly President of GSC Group, Inc. (“GSC”), where he was the portfolio manager of GSC’s distressed debt funds and led the development of GSC’s CLOs. John R. Kline, our President and Chief Operating Officer and Managing Director of New Mountain Capital, worked at GSC as an investment analyst and trader for GSC’s control distressed and corporate credit funds and at Goldman, Sachs & Co. LLC in the Credit Risk Management and Advisory Group.
Many of the debt investments that we have made to date have been in the same companies with which New Mountain Capital has already conducted months of intensive acquisition due diligence related to potential private equity investments. We believe that private equity underwriting due diligence is usually more robust than typical due diligence for loan underwriting. In its underwriting of debt investments, the Investment Adviser is able to utilize the research and hands-on operating experience that New Mountain Capital’s private equity underwriting teams possess regarding the individual companies and industries. Business and industry due diligence is led by a team of investment professionals of the Investment Adviser that generally consists of three to seven individuals, typically based on their relevant company and/or industry specific knowledge. Additionally, the Investment Adviser is also able to utilize its relationships with operating management teams and other private equity sponsors. We believe this differentiates us from many of our competitors.
Significant Sourcing Capabilities and Relationships
We believe the Investment Adviser’s ability to source attractive investment opportunities is greatly aided by both New Mountain Capital’s historical and current reviews of private equity opportunities in the business segments we target. To date, a significant majority of the investments that we have made are in the debt of companies and industry sectors that were first identified and reviewed in connection with New Mountain Capital’s private equity efforts, and the majority of our current pipeline reflects this as well. Furthermore, the Investment Adviser’s investment professionals have deep and longstanding relationships in both the private equity sponsor community and the lending/agency community which they have and will continue to utilize to generate investment opportunities.

Risk Management through Various Cycles
New Mountain Capital has emphasized tight control of risk since its inception. To date, New Mountain Capital has never experienced a bankruptcy of any of its portfolio companies in its private equity efforts. The Investment Adviser seeks to emphasize tight control of risk with our investments in several important ways, consistent with New Mountain Capital’s historical approach. In particular, the Investment Adviser:
•
Emphasizes the origination or purchase of debt in what the Investment Adviser believes are defensive growth companies, which are less likely to be dependent on macro-economic cycles;

•
Targets investments in companies that are preeminent market leaders in their own industries, and when possible, investments in companies that have strong management teams whose skills are difficult for competitors to acquire or reproduce; and

•
Targets investments in companies with significant equity value in excess of our debt investments.

Access to Non Mark to Market, Seasoned Leverage Facilities
The amount available under the Holdings Credit Facility and DB Credit Facility are generally not subject to reduction as a result of mark to market fluctuations in our portfolio investments. None of our credit facilities, with the exception of the NMNLC Credit Facility II, which matures in February 2022, mature prior to March 2026. For a detailed discussion of our credit facilities, see “Item 2 — Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Borrowings” in our most recent Quarterly Report on Form 10-Q.
Market Opportunity
We believe that the size of the market for investments that we target, coupled with the demands of middle market companies for flexible sources of capital at competitive terms and rates, create an attractive investment environment for us.
•
Large pool of uninvested private equity capital available for new buyouts.   We expect that private equity firms will continue to pursue acquisitions and will seek to leverage their equity investments with mezzanine loans and/or senior loans (including traditional first and second lien, as well as unitranche loans) provided by companies such as ours.

•
The leverage finance market has a high level of financing needs over the next several years due to significant bank debt maturities.   We believe that the large dollar volume of loans that need to be refinanced will present attractive opportunities to invest capital in a manner consistent with our stated objectives.

•
Middle market companies continue to face difficulties in accessing the capital markets.   We believe opportunities to serve the middle market will continue to exist. While many middle market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult as institutional investors have sought to invest in larger, more liquid offerings.

•
Increased regulatory scrutiny of banks has reduced middle market lending.   We believe that many traditional bank lenders to middle market businesses have either exited or de-emphasized their service and product offerings in the middle market. These traditional lenders have instead focused on lending and providing other services to large corporate clients. We believe this has resulted in fewer key players and the reduced availability of debt capital to the companies we target.

•
Conservative loan to value.   As a result of the credit crisis, many lenders are requiring larger equity contributions from financial sponsors. Larger equity contributions create an enhanced margin of safety for lenders because leverage is a lower percentage of the implied enterprise value of the company.

•
Attractive pricing.   Reduced access to, and availability of, debt capital typically increases the interest rates, or pricing, of loans for middle market lenders. Recent primary debt transactions in this market often include upfront fees, original issue discount, prepayment protections and, in some cases, warrants to purchase common stock, all of which should enhance the profitability of new loans to lenders.

Operating and Regulatory Structure
We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act and are required to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 150.0% (which means we can borrow $2 for every $1 of our equity), which was reduced from 200.0% effective as of June 9, 2018 by approval of our stockholders. Changing the asset coverage ratio permits us to double our leverage, which may result in increased leverage risk and increased expenses. We include the assets and liabilities of our consolidated subsidiaries for purposes of satisfying the requirements under the 1940 Act. See “Item 1 — Business — Senior Securities” in our Annual Report on Form 10-K.
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus. As a RIC, we generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if we meet certain source-of-income, distribution and asset diversification requirements. We intend to distribute to our stockholders substantially all of our annual taxable income except that we may retain certain net capital gains for reinvestment.
We have established the following wholly-owned direct and indirect subsidiaries:
•
NMF Holdings and NMFDB, whose assets are used to secure the NMF Holdings’ credit facility and NMFDB’s credit facility, respectively;

•
SBIC I and SBIC II, who have received licenses from the United States (“U.S.”) Small Business Administration (the “SBA”) to operate as small business investment companies (“SBICs”) under Section 301(c) of the Small Business Investment Act of 1958, as amended (the “1958 Act”) and their general partners, SBIC I GP and SBIC II GP, respectively;

•
NMF Ancora Holdings Inc. (“NMF Ancora”), NMF QID Holdings, Inc. (“NMF QID”), NMF YP Holdings Inc. (“NMF YP”) NMF Permian Holdings LLC (“NMF Permian”) NMF HB, Inc. (“NMF HB”) and NMF TRM, LLC (“NMF TRM”), which serve as tax blocker corporations by holding equity or equity-like investments in portfolio companies organized as limited liability companies (or other forms of pass-through entities); we consolidate our tax blocker corporations for accounting purposes but the tax blocker corporations are not consolidated for income tax purposes and may incur income tax expense as a result of their ownership of the portfolio companies; and

•
New Mountain Finance Servicing, L.L.C. (“NMF Servicing”), which serves as the administrative agent on certain investment transactions.

NMNLC is a majority-owned consolidated subsidiary of ours, which acquires commercial real estate properties that are subject to “triple net” leases, and has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a real estate investment trust, or REIT, within the meaning of Section 856(a) of the Code.
Risk Factors
An investment in our common stock involves risk, including the risk of leverage and the risk that our operating policies and strategies may change without prior notice to our stockholders or prior stockholder approval. These and other risks are described in the section titled “Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $250,000,000.
Common stock outstanding as of November 2, 2021
96,906,988 shares
Use of proceeds
We intend to use the net proceeds from this offering primarily for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus. We may also use a portion of the net proceeds from the sale of shares of our common stock sold in this offering for other general corporate purposes, including to temporarily repay indebtedness (which will be subject to reborrowing), and other working capital requirements. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. However, we can offer no assurance that we will be able to deploy all of the proceeds raised from this continuous offering immediately. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of the investment. These temporary investments are expected to provide a lower net return than we hope to achieve from our target investments and, accordingly, may result in lower distributions, if any, during such period. See “Use of Proceeds” in this prospectus supplement.
Manner of offering
“At-the-market” offering that may be made from time to time through the Agents using commercially reasonable efforts. See “Plan of Distribution.”
Distributions
We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. The quarterly distributions, if any, will be determined by our board of directors. The distributions we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital, which is a return of a portion of a shareholder’s original investment in our common stock, for U.S. federal income tax purposes. Generally, a return of capital will reduce an investor’s basis in our stock for U.S. federal income tax purposes, which will result in a higher tax liability when the stock is sold. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. See “Item 5 — Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Price Range of Common Stock and Distribution” in our Annual Report on Form 10-K and “Price Range of Common Stock and Distributions” in the accompanying prospectus.

Taxation of NMFC
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that are timely distributed to our stockholders as dividends. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually to our stockholders at least 90.0% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Risk factors
Investing in our common stock involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein, in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.
NASDAQ Global Select Market symbol of common stock
“NMFC”

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement contains a reference to fees or expenses paid by “you”, “NMFC”, or “us” or that “we”, “NMFC”, or the “Company” will pay fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in us. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.
Stockholder transaction expenses:
Sales load (as a percentage of offering price)	2.00%(1)
Offering expenses borne by us (as a percentage of offering price)	0.24%(2)
Dividend reinvestment plan expenses (per sales transaction fee)	$15.00(3)
Total stockholder transaction expenses (as a percentage of offering price)	2.24%
Annual expenses (as a percentage of net assets attributable to common stock)
Base management fees	4.24%(4)
Incentive fees payable under the Investment Management Agreement	2.30%(5)
Interest payments on borrowed funds	4.77%(6)
Other expenses	0.73%(7)
Acquired fund fees and expenses	1.20%(8)
Total annual expenses	13.24%(9)
Base management fee waiver	(1.16)%(10)
Total annual expenses after the base management fee waiver	12.08%(9)(10)

(1)
Represents the maximum commission with respect to the shares of our common stock being sold in this offering, which we will pay to the Agents in connection with sales of shares of our common stock effected by the Agents under the equity distribution agreement. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

(2)
The offering expenses of this offering are estimated to be approximately $0.6 million.

(3)
If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds. The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to stockholders who participate in the plan. See Item 1 — Financial Statements — Note 2. Summary of Significant Accounting Policies — Distributions in our most recent Quarterly Report on Form 10-Q for additional details regarding our dividend reinvestment plan.

(4)
The base management fee under the Investment Management Agreement is based on an annual rate of 1.75% of our average gross assets for the two most recent quarters, which equals our total assets on the Consolidated Statements of Assets and Liabilities, less (i) the borrowings under the New Mountain Finance SPV Funding, L.L.C. Loan and Security Agreement, as amended and restated, dated October 27, 2010 (the “SLF Credit Facility”) and (ii) cash and cash equivalents. We have not invested, and currently do not invest, in derivatives. To the extent we invest in derivatives in the future, we will use the actual value of the derivatives, as reported on our Consolidated Statements of Assets and Liabilities, for purposes of calculating our base management fee. The base management fee reflected in the table above is based on the nine months ended September 30, 2021 and is calculated without deducting any management fees waived.

(5)
Assumes that annual incentive fees earned by the Investment Adviser remain consistent with the gross incentive fees earned by the Investment Adviser during the nine months ended September 30, 2021 and calculated without deducting any incentive fees waived. As of June 30, 2021, we did not have a capital gains incentive fee accrual. As we cannot predict whether we will meet the thresholds for incentive fees under the Investment Management Agreement, the incentive fees paid in subsequent periods, if any, may be substantially different than the fees incurred during the nine months ended September 30, 2021. For more detailed information about the incentive fee calculations, see Item 1 — Financial Statements — Note 5. Agreements in our most recent Quarterly Report on Form 10-Q.

(6)
We may borrow funds from time to time to make investments to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities or if the economic situation is otherwise conducive to doing so. The costs associated with these borrowings are indirectly borne by our stockholders. As of September 30,

2021, we had $511.5 million, $493.3 million, $300.0 million, $167.8 million, $201.2 million, $150.0 million and $5.8 million of indebtedness outstanding under the Unsecured Notes, the Holdings Credit Facility, the SBA-guaranteed debentures, the DB Credit Facility, the Convertible Notes, the NMFC Credit Facility, and the NMNLC Credit Facility II, respectively. See Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Borrowings in our most recent Quarterly Report on Form 10-Q. For purposes of this calculation, we have assumed the September 30, 2021 amounts outstanding under the Unsecured Notes, the Holdings Credit Facility, the SBA-guaranteed debentures, the DB Credit Facility, the Convertible Notes, the NMFC Credit Facility, and the NMNLC Credit Facility II, and have computed interest expense using an assumed interest rate of 2.0% for the Holdings Credit Facility, 2.2% for the NMFC Credit Facility, 2.7% for the DB Credit Facility, 2.8% for the NMNLC Credit Facility II, 5.8% for the Convertible Notes, 4.7% for the Unsecured Notes and 2.7% for the SBA-guaranteed debentures, which were the effective rates payable as of September 30, 2021. See Item 1 — Financial Statements — Note 7. Borrowings in our most recent Quarterly Report on Form 10-Q.
(7)
“Other expenses” include our overhead expenses, including payments by us under the Administration Agreement based on the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement. Pursuant to the Administration Agreement, the Administrator may, in its own discretion, submit to us for reimbursement some or all of the expenses that the Administrator has incurred on our behalf during any quarterly period. As a result, the amount of expenses for which we will have to reimburse the Administrator may fluctuate in future quarterly periods and there can be no assurance given as to when, or if, the Administrator may determine to limit the expenses that the Administrator submits to us for reimbursement in the future. However, it is expected that the Administrator will continue to support part of our expense burden in the near future and may decide to not calculate and charge through certain overhead-related amounts as well as continue to cover some of the indirect costs. The Administrator cannot recoup any expenses that the Administrator has previously waived. This expense ratio is calculated without deducting any expenses waived or reimbursed by the Administrator. For the nine months ended September 30, 2021, the indirect administrative expenses that our Administrator did not waive of approximately $2.0 million represented approximately 0.06% of our gross assets. See Item 1 — Financial Statements — Note 5. Agreements in our most recent Quarterly Report on Form 10-Q.

(8)
The holders of shares of our common stock indirectly bear the expenses of our investment in NMFC Senior Loan Program III (“SLP III”) and NMFC Senior Loan Program IV (“SLP IV”). As SLP III and SLP IV are structured as private joint ventures, no management fees are paid by SLP III and SLP IV. Future expenses for SLP III and SLP IV may be substantially higher or lower because certain expenses may fluctuate over time.

(9)
The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.

(10)
Effective as of and for the quarter ended March 31, 2021 through the quarter ending December 31, 2022, the Investment Adviser has entered into a fee waiver agreement (the “Fee Waiver Agreement”) pursuant to which the Investment Adviser will waive base management fees in order to reach a target base management fee of 1.25% on gross assets (the “Reduced Base Management Fee”) as opposed to the Company’s current base management fee of 1.75% on gross assets less the borrowings under the SLF Credit Facility and less cash and cash equivalents (the “Base Management Fee”). If, for any quarterly period during the term of the fee waiver agreement, the Reduced Base Management Fee would be greater than the Base Management Fee calculated under the terms of the Investment Management Agreement, the Investment Adviser shall only be entitled to the lesser of those two amounts. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The base management fee waiver reflected in the table above is based on the base management fees waived during the nine months ended September 30, 2021. See Item 1 — Financial Statements — Note 5. Agreements in our most recent Quarterly Report on Form 10-Q.

Example
The following example, required by the SEC, demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock through this offering. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above. See Note 6 above for additional information regarding certain assumptions regarding our level of leverage.
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return without realization of any capital gains	$109	$307	$480	$824
The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.
While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Management Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return completely in the form of net realized capital gains	$118	$329	$510	$858
While the examples assume reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below net asset value. See Item 1-Financial Statements — Note 2. Summary of Significant Accounting Policies — Distributions in our most recent Quarterly Report on Form 10-Q for additional details regarding our dividend reinvestment plan.

RISK FACTORS
Investing in our common stock involves a number of significant risks. Before deciding whether to invest in our common stock, you should carefully consider the risk factor below, and the risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that could adversely affect our business. If any of these risks actually occurs, the trading price of our common stock could decline, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.
Our common stock is subject to a risk of subordination relative to holders of our debt instruments and holders of our preferred stock.
Rights of holders of our common stock are subordinated to the rights of holders of our indebtedness and to the rights of holders of any preferred stock that may be issued in the future. Therefore, dividends, distributions and other payments to holders of our common stock in liquidation or otherwise may be subject to prior payments due to the holders of our indebtedness or our preferred stock. In addition, under some circumstances the 1940 Act may provide debt holders with voting rights that are superior to the voting rights of holders of our equity securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference, may contain, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The matters described in the section titled “Risk Factors” in the accompanying prospectus and our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference, involve risks and uncertainties, including statements as to:
•
our future operating results, including our ability to achieve our objectives as a result of the current COVID-19 pandemic;

•
our business prospects and the prospects of our portfolio companies;

•
the impact of investments that we expect to make;

•
our contractual arrangements and relationships with third parties;

•
the dependence of our future success on the general economy and its impact on the industries in which we invest and the impact of the COVID-19 pandemic thereon;

•
the valuation of our investments in portfolio companies, particularly those having no liquid trading market, and the impact of the COVID-19 pandemic thereon;

•
market conditions and our ability to access alternative debt markets and additional debt and equity capital, and the impact of the COVID-19 pandemic thereon;

•
the ability of our portfolio companies to achieve their objectives;

•
our expected financings and investments;

•
the adequacy of our cash resources and working capital;

•
the timing of cash flows, if any, from the operations of our portfolio companies and the impact of the COVID-19 pandemic thereon; and

•
the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments and the impacts of the COVID-19 pandemic thereon.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•
an economic downturn, including as a result of the current COVID-19 pandemic, could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•
a contraction of available credit and/or an inability to access the equity markets, including as a result of the current COVID-19 pandemic, could impair our lending and investment activities;

•
interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•
currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•
the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in Part I, Item 1A of our 2020 Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference, should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Reports on Form 10-Q, and elsewhere in this prospectus supplement, the accompanying prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than the amount set forth in this paragraph depending on, among other things, the market price of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Agents’ commission, will not be less than the NAV per share of our common stock at the time of such sale. The Investment Adviser may from time to time, in its sole discretion, pay some or all of the Agents’ commission in order to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our then current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by us. If we sell shares of our common stock with an aggregate offering price of $250,000,000, we anticipate that our net proceeds, after deducting the assumed maximum commissions payable to the Agents and estimated expenses payable by us, will be approximately $224.4 million.
We intend to use the net proceeds from this offering primarily for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus. We may also use a portion of the net proceeds from the sale of shares of our common stock sold in this offering for other general corporate purposes, including to temporarily repay indebtedness (which will be subject to reborrowing), and other working capital requirements. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. However, we can offer no assurance that we will be able to deploy all of the proceeds raised from this continuous offering immediately. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of the investment. These temporary investments are expected to provide a lower net return than we hope to achieve from our target investments and, accordingly, may result in lower distributions, if any, during such period.

PLAN OF DISTRIBUTION
B. Riley Securities, Inc. and Raymond James & Associates, Inc. (which we refer to as each an “Agent” and, collectively, the “Agents”) are acting as our sales agents in connection with the offer and sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Upon written instructions from us, each Agent will use its commercially reasonable efforts consistent with its sales and trading practices to sell, as our sales agents, our common stock under the terms and subject to the conditions set forth in our equity distribution agreement with the Agents dated November 3, 2021. We will instruct the Agents as to the amount of common stock to be sold by it. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Agents’ commission, will not be less than the NAV per share of our common stock at the time of such sale. The Investment Adviser may from time to time, in its sole discretion, pay some or all of the Agents’ commission in order to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than our then current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by us. We or the Agents may suspend the offering of shares of common stock upon proper notice and subject to other conditions.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Select Market or similar securities exchange or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.
The Agents will provide written confirmation of a sale to us no later than the opening of the trading day on the NASDAQ Global Select Market following each trading day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the Agents in connection with the sales.
The Agents will be entitled to receive a commission from us equal to up to 2.0% of the gross sales price per share from such sale. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the equity distribution agreement, will be approximately $0.6 million. In addition to the commission payable to the Agents, we have agreed to reimburse the Agents for their reasonable out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Agents in connection with this offering; provided that such reimbursements shall not exceed $40,000.
Settlement for sales of shares of common stock will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the Agents as principal for their own accounts at a price agreed upon at the time of sale. The Agents may offer the common stock sold to them as principals from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a Agent as principal, we will enter into a separate terms agreement with the applicable Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement.
We will report at least quarterly the number of shares of our common stock sold through the Agents under the equity distribution agreement and the net proceeds to us.
In connection with the sale of the common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of our shares of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of the dollar amount of common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by us in our sole discretion under the circumstances specified in the equity distribution agreement by giving notice to the Agents. In addition, each Agent may terminate the equity distribution agreement under the circumstances specified in the equity distribution agreement by giving notice to us.
In the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the issuer. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We intend to use the net proceeds from this offering primarily for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus. We may also use a portion of the net proceeds from the sale of shares of our common stock sold in this offering for other general corporate purposes, including to temporarily repay indebtedness (which will be subject to reborrowing), and other working capital requirements. Affiliates of Raymond James & Associates, Inc. are lenders under the Holdings Credit Facility and may receive a portion of the net proceeds of this offering to the extent such proceeds are used to temporarily repay outstanding indebtedness under the Holdings Credit Facility.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus supplement will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the Agents by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of New Mountain Finance Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended September 30, 2021 and 2020, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.
The principal business address of Deloitte & Touche LLP is 30 Rockefeller Center Plaza, New York, New York 10112.
AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement and the documents incorporated by reference herein and therein as permitted by the rules and regulations of the SEC. For further information with respect to us and the common stock we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
As a public company, we file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge on our website at http:// www.newmountainfinance.com. Except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement, unless otherwise indicated therein:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 3, 2021; and

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 4, 2021; and

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 5, 2021; and

•
our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on January 4, 2021, February 1, 2021, February 5, 2021, March 31, 2021, April 26, 2021, May 5, 2021(first filing of that date), May 6, 2021, June 9, 2021, and November 3, 2021.

•
our Definitive Proxy Statement on Schedule 14A (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020), filed with the SEC on March 17, 2021.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, in the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

 PROSPECTUS
$750,000,000
New Mountain Finance Corporation
Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities

New Mountain Finance Corporation (“NMFC”, the “Company”, “we”, “us” and “our”) is a Delaware corporation that was originally incorporated on June 29, 2010. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. Our first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. In some cases, our investments may also include equity interests. Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high competitive barriers to entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance.
The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal and such risk of default could reduce our net asset value and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.
We may offer, from time to time, in one or more offerings or series, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities”. The preferred stock, subscription rights, debt securities and warrants offered hereby may be convertible or exchangeable into shares of common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than its net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders or (iii) under such other circumstances as the SEC may permit.
The securities may be offered directly to one or more purchasers, including to existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “NMFC”. On May 19, 2020, the last reported sales price on the NYSE for our common stock was $8.50 per share.

An investment in our securities is very risky and highly speculative. Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page 19 of this prospectus, in Part I, Item 1A of our Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Report on Form 10-Q and in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (http://www.sec.gov), which is available free of charge by contacting us by mail at 787 Seventh Avenue, 48th Floor, New York, New York 10019, on our website at http://www.newmountainfinance.com, by phone at (212) 720-0300 or by email at NMFCIR@newmountaincapital.com. This prospectus should be retained for future reference. Information contained on our website is not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. The contact information provided above may be used by you to make investor inquiries.
May 21, 2020

You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. You must not rely upon any information or representation not contained in this prospectus, any such prospectus supplements or free writing prospectuses as if we had authorized it. This prospectus, any such prospectus supplements or free writing prospectuses do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such prospectus supplements or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the United States Securities and Exchange Commission (“SEC”), using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of our offerings of securities that we may conduct pursuant to this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information By Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in this prospectus.

ii

PROSPECTUS SUMMARY
The following summary contains basic information about offerings pursuant to this prospectus. It may not contain all the information that is important to you. For a more complete understanding of offerings pursuant to this prospectus, we encourage you to read this entire prospectus and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplements or free writing prospectuses, including the risks set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Report on Form 10-Q, in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, and the information set forth under the caption “Available Information” in this prospectus.
In this prospectus, unless the context otherwise requires, references to:
•
“NMFC”, the “Company”, “we”, “us” and “our” refers to New Mountain Finance Corporation, a Delaware corporation, which was incorporated on June 29, 2010, including, where appropriate, its wholly-owned direct and indirect subsidiaries;

•
“NMF Holdings” and “Predecessor Operating Company” refers to New Mountain Finance Holdings, L.L.C., a Delaware limited liability company;

•
“NMF SLF” refers to New Mountain Finance SPV Funding, L.L.C., a Delaware limited liability company;

•
“NMNLC” refers to New Mountain Net Lease Corporation, a Maryland corporation;

•
“NMFDB” refers to New Mountain Finance DB, L.L.C., a Delaware limited liability company;

•
“SBIC I GP” refers to New Mountain Finance SBIC G.P. L.L.C., a Delaware limited liability company;

•
“SBIC I” refers to New Mountain Finance SBIC L.P., a Delaware limited partnership;

•
“SBIC II GP” refers to New Mountain Finance SBIC II G.P. L.L.C., a Delaware limited liability company;

•
“SBIC II” refers to New Mountain Finance SBIC II L.P., a Delaware limited partnership;

•
“Guardian AIV” refers to New Mountain Guardian AIV, L.P.;

•
“AIV Holdings” refers to New Mountain Finance AIV Holdings Corporation, a Delaware corporation which was incorporated on March 11, 2011, of which Guardian AIV was the sole stockholder;

•
“Investment Adviser” refers to New Mountain Finance Advisers BDC, L.L.C., our investment adviser;

•
“Administrator” refers to New Mountain Finance Administration, L.L.C., our administrator;

•
“New Mountain Capital” refers to New Mountain Capital Group, L.P. together with New Mountain Capital L.L.C. and its affiliates whose ultimate owners include Steven B. Klinsky and other related vehicles;

•
“Predecessor Entities” refers to New Mountain Guardian (Leveraged), L.L.C. and New Mountain Guardian Partners, L.P., together with their respective direct and indirect wholly-owned subsidiaries prior to our initial public offering;

•
“NMFC Credit Facility” refers to our Senior Secured Revolving Credit Agreement with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A., dated June 4, 2014, as amended (together with the related guarantee and security agreement);

•
“Holdings Credit Facility” refers to NMF Holdings’ Third Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 24, 2017, as amended;

•
“Unsecured Management Company Revolver” refers to our Revolving Credit Agreement with NMF Investments III, L.L.C., an affiliate of the Investment Adviser, dated March 30, 2020, as amended;

•
“DB Credit Facility” refers to our Loan Financing and Servicing Agreement with Deutsche Bank AG, New York Branch, dated December 14, 2018, as amended;

•
“NMNLC Credit Facility” refers to our Revolving Credit Agreement with KeyBank National Association, dated September 21, 2018, as amended;

•
“Predecessor Holdings Credit Facility” refers to NMF Holdings’ Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association, dated May 19, 2011, as amended;

•
“SLF Credit Facility” refers to NMF SLF’s Loan and Security Agreement with Wells Fargo Bank, National Association, dated October 27, 2010, as amended;

•
“2014 Convertible Notes” refers to our 5.00% convertible notes matured June 15, 2019 issued on June 3, 2014 and September 30, 2016 under an indenture dated June 3, 2014 (the “Indenture”), between us and U.S. Bank National Association, as trustee;

•
“2016 Unsecured Notes” refers to our 5.313% unsecured notes due May 15, 2021 issued on May 6, 2016 and September 30, 2016 to institutional investors in a private placement;

•
“2017A Unsecured Notes” refers to our 4.760% unsecured notes due July 15, 2022 issued on June 30, 2017 to institutional investors in a private placement;

•
“2018A Unsecured Notes” refers to our 4.870% unsecured notes due January 30, 2023 issued on January 30, 2018 to institutional investors in a private placement;

•
“2018B Unsecured Notes” refers to our 5.36% unsecured notes due June 28, 2023 issued on July 5, 2018 to institutional investors in a private placement;

•
“2019A Unsecured Notes” refers to our 5.494% unsecured notes due April 30, 2024 issued on April 30, 2019 to institutional investors in a private placement;

•
“2018 Convertible Notes” refers to our 5.75% convertible notes due August 15, 2023 issued on August 20, 2018, August 30, 2018 and June 7, 2019 under an indenture and a first supplemental indenture, both dated August 20, 2018, between us and U.S. Bank National Association, as trustee;

•
“5.75% Unsecured Notes” refers to our 5.75% unsecured notes due October 1, 2023, issued on September 25, 2018 and October 17, 2018 under an indenture, dated August 20, 2018, as supplemented by a second supplemental indenture thereto, dated September 25, 2018 between us and U.S. Bank National Association, as trustee;

•
“Unsecured Notes” refers to the 2016 Unsecured Notes, the 2017A Unsecured Notes, 2018A Unsecured Notes, 2018B Unsecured Notes, 2019A Unsecured Notes and the 5.75% Unsecured Notes; and

•
“Convertible Notes” refers to the 2014 Convertible Notes, prior to their repayment on June 15, 2019, and the 2018 Convertible Notes.

Overview
We are a Delaware corporation that was originally incorporated on June 29, 2010 and completed our initial public offering (“IPO”) on May 19, 2011. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). NMFC is also registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Since NMFC’s IPO, and through March 31, 2020, NMFC raised approximately $893.2 million in net proceeds from additional offerings of its common stock.

The Investment Adviser is a wholly-owned subsidiary of New Mountain Capital. New Mountain Capital is a firm with a track record of investing in the middle market. New Mountain Capital focuses on investing in defensive growth companies across its private equity, public equity and credit investment vehicles. The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations.
Our investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last out” tranche. In some cases, our investments may also include equity interests.
Our primary focus is in the debt of defensive growth companies, which are defined as generally exhibiting the following characteristics: (i) sustainable secular growth drivers, (ii) high competitive barriers to entry, (iii) high free cash flow after capital expenditure and working capital needs, (iv) high returns on assets and (v) niche market dominance. Similar to us, SBIC I’s and SBIC II’s investment objectives are to generate current income and capital appreciation under our investment criteria. However, SBIC I’s and SBIC II’s investments must be in SBA eligible small businesses. Our portfolio may be concentrated in a limited number of industries. As of March 31, 2020, our top five industry concentrations were software, business services, healthcare services, education and investment funds (which includes our investments in joint ventures).
The investments that we invest in are almost entirely rated below investment grade or may be unrated, which are often referred to as “leveraged loans”, “high yield” or “junk” debt investments, and may be considered “high risk” or speculative compared to debt investments that are rated investment grade. Such issuers are considered more likely than investment grade issuers to default on their payments of interest and principal, and such risk of default could reduce our net asset value and income distributions. Our investments are also primarily floating rate debt investments that contain interest reset provisions that may make it more difficult for borrowers to make debt repayments to us if interest rates rise. In addition, some of our debt investments will not fully amortize during their lifetime, which could result in a loss or a substantial amount of unpaid principal and interest due upon maturity. Our debt investments may also lose significant market value before a default occurs. Furthermore, an active trading market may not exist for these securities. This illiquidity may make it more difficult to value our investments.
As of March 31, 2020, our net asset value was $1,078.2 million and our portfolio had a fair value of approximately $2,991.3 million in 114 portfolio companies, with a weighted average yield to maturity at cost for income producing investments (“YTM at Cost”) and a weighted average yield to maturity at cost for all investments (“YTM at Cost for Investments”) of approximately 8.5% and 8.2%, respectively. This YTM at Cost calculation assumes that all investments, including secured collateralized agreements, not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. The YTM at Cost for Investments calculation assumes that all investments, including secured collateralized agreements, are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. YTM at Cost and YTM at Cost for Investments calculations exclude the impact of existing leverage. YTM at Cost and YTM at Cost for Investments use the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s end date. The actual yield to maturity may be higher or lower due to the future selection of the LIBOR contracts by the individual companies in our portfolio or other factors.
Recent Developments
Distribution
On April 29, 2020, our board of directors declared a second quarter 2020 distribution of $0.30 per share payable on June 30, 2020 to holders of record as of June 16, 2020.

On May 4, 2020, we entered into an Amended and Restated Uncommitted Revolving Loan Agreement with NMF Investments III, L.L.C., which increased the maximum amounts of revolving borrowings available thereunder from $30.0 million to $50.0 million.
The Investment Adviser
The Investment Adviser manages our day-to-day operations and provides us with investment advisory and management services. In particular, the Investment Adviser is responsible for identifying attractive investment opportunities, conducting research and due diligence on prospective investments, structuring our investments and monitoring and servicing our investments. We currently do not have, and do not intend to have, any employees. The Investment Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours. The Administrator provides the administrative services necessary to conduct our day-to-day operations. As of March 31, 2020, the Investment Adviser was supported by over 160 employees and senior advisors of New Mountain Capital.
The Investment Adviser is managed by a five member investment committee (the “Investment Committee”), which is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. The Investment Committee currently consists of Steven B. Klinsky, Robert A. Hamwee, Adam B. Weinstein and John R. Kline. The fifth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Andre V. Moura served on the Investment Committee from August 2018 to July 2019. Beginning in August 2019, Lars O. Johansson was appointed to the Investment Committee for a one year term. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time. We expect to benefit from the extensive and varied relevant experience of the investment professionals serving on the Investment Committee, which includes expertise in private equity, primary and secondary leveraged credit, private mezzanine finance and distressed debt.
Competitive Advantages
We believe that we have the following competitive advantages over other capital providers to middle market companies:
Proven and Differentiated Investment Style With Areas of Deep Industry Knowledge
In making its investment decisions, the Investment Adviser applies New Mountain Capital’s long-standing, consistent investment approach that has been in place since its founding in 1999. We focus on companies in defensive growth niches of the middle market space where we believe few debt funds have built equivalent research and operational size and scale.
We benefit directly from New Mountain Capital’s private equity investment strategy that seeks to identify attractive investment sectors from the top down and then works to become a well positioned investor in these sectors. New Mountain Capital focuses on companies and industries with sustainable strengths in all economic cycles, particularly ones that are defensive in nature, that have secular tailwinds and can maintain pricing power in the midst of a recessionary and/or inflationary environment. New Mountain Capital focuses on companies within sectors in which it has significant expertise (examples include software, education, niche healthcare, business services, federal services and distribution & logistics) while typically avoiding investments in companies with products or services that serve markets that are highly cyclical, have the potential for long-term decline, are overly-dependent on consumer demand or are commodity-like in nature.
In making its investment decisions, the Investment Adviser has adopted the approach of New Mountain Capital, which is based on three primary investment principles:
1.
A generalist approach, combined with proactive pursuit of the highest quality opportunities within carefully selected industries, identified via an intensive and structured ongoing research process;

2.
Emphasis on strong downside protection and strict risk controls; and

3.
Continued search for superior risk adjusted returns, combined with timely, intelligent exits and outstanding return performance.

Experienced Management Team and Established Platform
The Investment Adviser’s team members have extensive experience in the leveraged lending space. Steven B. Klinsky, New Mountain Capital’s Founder, Chief Executive Officer and Managing Director and Chairman of our board of directors, was a general partner of Forstmann Little & Co., a manager of debt and equity funds totaling multiple billions of dollars in the 1980s and 1990s. He was also a co-founder of Goldman, Sachs & Co. LLC’s Leverage Buyout Group in the period from 1981 to 1984. Robert A. Hamwee, our Chief Executive Officer and Managing Director of New Mountain Capital, was formerly President of GSC Group, Inc. (“GSC”), where he was the portfolio manager of GSC’s distressed debt funds and led the development of GSC’s CLOs. John R. Kline, our President and Chief Operating Officer and Managing Director of New Mountain Capital, worked at GSC as an investment analyst and trader for GSC’s control distressed and corporate credit funds and at Goldman, Sachs & Co. LLC in the Credit Risk Management and Advisory Group.
Many of the debt investments that we have made to date have been in the same companies with which New Mountain Capital has already conducted months of intensive acquisition due diligence related to potential private equity investments. We believe that private equity underwriting due diligence is usually more robust than typical due diligence for loan underwriting. In its underwriting of debt investments, the Investment Adviser is able to utilize the research and hands-on operating experience that New Mountain Capital’s private equity underwriting teams possess regarding the individual companies and industries. Business and industry due diligence is led by a team of investment professionals of the Investment Adviser that generally consists of three to seven individuals, typically based on their relevant company and/or industry specific knowledge. Additionally, the Investment Adviser is also able to utilize its relationships with operating management teams and other private equity sponsors. We believe this differentiates us from many of our competitors.
Significant Sourcing Capabilities and Relationships
We believe the Investment Adviser’s ability to source attractive investment opportunities is greatly aided by both New Mountain Capital’s historical and current reviews of private equity opportunities in the business segments we target. To date, a significant majority of the investments that we have made are in the debt of companies and industry sectors that were first identified and reviewed in connection with New Mountain Capital’s private equity efforts, and the majority of our current pipeline reflects this as well. Furthermore, the Investment Adviser’s investment professionals have deep and longstanding relationships in both the private equity sponsor community and the lending/agency community which they have and will continue to utilize to generate investment opportunities.
Risk Management through Various Cycles
New Mountain Capital has emphasized tight control of risk since its inception. To date, New Mountain Capital has never experienced a bankruptcy of any of its portfolio companies in its private equity efforts. The Investment Adviser seeks to emphasize tight control of risk with our investments in several important ways, consistent with New Mountain Capital’s historical approach. In particular, the Investment Adviser:
•
Emphasizes the origination or purchase of debt in what the Investment Adviser believes are defensive growth companies, which are less likely to be dependent on macro-economic cycles;

•
Targets investments in companies that are preeminent market leaders in their own industries, and when possible, investments in companies that have strong management teams whose skills are difficult for competitors to acquire or reproduce; and

•
Targets investments in companies with significant equity value in excess of our debt investments.

Access to Non Mark to Market, Seasoned Leverage Facilities
The amount available under the Holdings Credit Facility and DB Credit Facility are generally not subject to reduction as a result of mark to market fluctuations in our portfolio investments. None of our credit facilities, with the exception of the NMNLC Credit Facility, which matures in September 2020, mature prior to June 2022. For a detailed discussion of our credit facilities, see “Item 7 — Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources” in our Annual Report on Form 10-K.
Market Opportunity
We believe that the size of the market for investments that we target, coupled with the demands of middle market companies for flexible sources of capital at competitive terms and rates, create an attractive investment environment for us.
•
Large pool of uninvested private equity capital available for new buyouts.   We expect that private equity firms will continue to pursue acquisitions and will seek to leverage their equity investments with mezzanine loans and/or senior loans (including traditional first and second lien, as well as unitranche loans) provided by companies such as ours.

•
The leverage finance market has a high level of financing needs over the next several years due to significant bank debt maturities.   We believe that the large dollar volume of loans that need to be refinanced will present attractive opportunities to invest capital in a manner consistent with our stated objectives.

•
Middle market companies continue to face difficulties in accessing the capital markets.   We believe opportunities to serve the middle market will continue to exist. While many middle market companies were formerly able to raise funds by issuing high-yield bonds, we believe this approach to financing has become more difficult as institutional investors have sought to invest in larger, more liquid offerings.

•
Increased regulatory scrutiny of banks has reduced middle market lending.   We believe that many traditional bank lenders to middle market businesses have either exited or de-emphasized their service and product offerings in the middle market. These traditional lenders have instead focused on lending and providing other services to large corporate clients. We believe this has resulted in fewer key players and the reduced availability of debt capital to the companies we target.

•
Conservative loan to value.   As a result of the credit crisis, many lenders are requiring larger equity contributions from financial sponsors. Larger equity contributions create an enhanced margin of safety for lenders because leverage is a lower percentage of the implied enterprise value of the company.

•
Attractive pricing.   Reduced access to, and availability of, debt capital typically increases the interest rates, or pricing, of loans for middle market lenders. Recent primary debt transactions in this market often include upfront fees, original issue discount, prepayment protections and, in some cases, warrants to purchase common stock, all of which should enhance the profitability of new loans to lenders.

Operating and Regulatory Structure
We are a closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act and are required to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 150.0% (which means we can borrow $2 for every $1 of our equity), which was reduced from 200.0% effective as of June 9, 2018 by approval of our stockholders. Changing the asset coverage ratio permits us to double our leverage, which may result in increased leverage risk and increased expenses. We include the assets and liabilities of our consolidated subsidiaries for purposes of satisfying the requirements under the 1940 Act. See “Item 1 — Business — Senior Securities” in our Annual Report on Form 10-K.

We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations” in this prospectus. As a RIC, we generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends if we meet certain source-of-income, distribution and asset diversification requirements. We intend to distribute to our stockholders substantially all of our annual taxable income except that we may retain certain net capital gains for reinvestment.
We have established the following wholly-owned direct and indirect subsidiaries:
•
NMF Holdings and NMFDB, whose assets are used secure the NMF Holdings’ credit facility and NMFDB’s credit facility, respectively;

•
SBIC I and SBIC II, who have received licenses from the United States (“U.S.”) Small Business Administration (the “SBA”) to operate as small business investment companies (“SBICs”) under Section 301(c) of the Small Business Investment Act of 1958, as amended (the “1958 Act”) and their general partners, SBIC I GP and SBIC II GP, respectively;

•
NMF Ancora Holdings Inc. (“NMF Ancora”), NMF QID NGL Holdings, Inc. (“NMF QID”) and NMF YP Holdings Inc. (“NMF YP”), which serve as tax blocker corporations by holding equity or equity-like investments in portfolio companies organized as limited liability companies (or other forms of pass-through entities); we consolidate our tax blocker corporations for accounting purposes but the tax blocker corporations are not consolidated for U.S. federal income tax purposes and may incur income tax expense as a result of their ownership of the portfolio companies; and

•
New Mountain Finance Servicing, L.L.C. (“NMF Servicing”), which serves as the administrative agent on certain investment transactions.

NMNLC is a majority-owned consolidated subsidiary of the Company, which acquires commercial real estate properties that are subject to “triple net” leases has elected to be treated, and intends to comply with the requirements to continue to qualify annually, as a real estate investment trust, or REIT, within the meaning of Section 856(a) of the Code.
Risks
An investment in our securities involves risk, including the risk of leverage and the risk that our operating policies and strategies may change without prior notice to our stockholders or prior stockholder approval. See “Risk Factors” and the other information included in this prospectus, any applicable prospectus supplement, in our Annual Report on Form 10-K, in our Quarterly Report on Form 10-Q or any related free writing prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities. The value of our assets, as well as the market price of our securities, will fluctuate. Our investments may be risky, and you may lose all or part of your investment. Investing in us involves other risks, including the following:
•
We may suffer credit losses;

•
We do not expect to replicate the Predecessor Entities’ historical performance or the historical performance of other entities managed or supported by New Mountain Capital;

•
There is uncertainty as to the value of our portfolio investments because most of our investments are, and may continue to be, in private companies and recorded at fair value;

•
Our ability to achieve our investment objective depends on key investment personnel of the Investment Adviser. If the Investment Adviser were to lose any of its key investment personnel, our ability to achieve our investment objective could be significantly harmed;

•
The Investment Adviser has limited experience managing a BDC or a RIC, which could adversely affect our business;

•
We operate in a highly competitive market for investment opportunities and may not be able to compete effectively;

•
Our investments in securities rated below investment grade are speculative in nature and are subject to additional risk factors such as increased possibility of default, illiquidity of the security, and changes in value based on changes in interest rates;

•
Our business, results of operations and financial condition depend on our ability to manage future growth effectively;

•
We borrow money, which could magnify the potential for gain or loss on amounts invested in us and increase the risk of investing in us;

•
Changes in interest rates may affect our cost of capital and net investment income;

•
Regulations governing the operations of BDCs will affect our ability to raise additional equity capital as well as our ability to issue senior securities or borrow for investment purposes, any or all of which could have a negative effect on our investment objectives and strategies;

•
We may experience fluctuations in our annual and quarterly results due to the nature of our business;

•
Our board of directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to your interests;

•
We will be subject to corporate-level U.S. federal income tax on all of our income if we are unable to maintain tax treatment as a RIC under Subchapter M of the Code, which would have a material adverse effect on our financial performance;

•
We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business;

•
Recent legislation allows us to incur additional leverage, which could increase the risk of investing in our securities;

•
Internal and external cyber threats, as well as other disasters and public health crises, could impair our ability to conduct business effectively;

•
We may not be able to pay you distributions on our common stock, our distributions to you may not grow over time and a portion of our distributions to you may be a return of capital for U.S. federal income tax purposes;

•
Our investments in portfolio companies may be risky, and we could lose all or part of any of our investments;

•
The lack of liquidity in our investments may adversely affect our business;

•
Economic recessions, downturns or government spending cuts could impair our portfolio companies and harm our operating results;

•
The market price of our common stock may fluctuate significantly;

•
Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock;

•
We are currently operating in a period of capital markets disruption and economic uncertainty;

•
If the current period of capital market disruption and instability continues for an extended period of time, there is a risk that investors in our equity securities may not receive distributions consistent with historical levels or at all for an indefinite period or that our distributions may not grow over time and a portion of our distributions may be a return of capital; and

•
Due to the recent COVID-19 pandemic, shares of BDCs have traded below their respective net asset values. If our shares of common stock trade at discount from net asset value, it could limit our ability to raise equity capital.

Company Information
Our administrative and executive offices are located at 787 Seventh Avenue, 48th Floor, New York, New York 10019, and our telephone number is (212) 720-0300. We maintain a website at http://www.newmountainfinance.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
Presentation of Historical Financial Information and Market Data
Historical Financial Information
Unless otherwise indicated, historical references contained in this prospectus for periods prior to and as of December 31, 2013 in “Senior Securities” relate to NMF Holdings, where NMF Holdings functioned as the operating company. The consolidated financial statements of New Mountain Finance Holdings, L.L.C., formerly known as New Mountain Guardian (Leveraged), L.L.C., and New Mountain Guardian Partners, L.P. are NMF Holdings’ historical consolidated financial statements.
Market Data
Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

THE OFFERING
We may offer, from time to time, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of each offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus and any related free writing prospectus. The offering price per share of our securities, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our securities at the time of an offering. However, we may issue securities pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders or (iii) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See “Item 1A — Risk Factors — Risks Relating to Our Securities” in our Annual Report on Form 10-K.
Our securities may be offered directly to one or more purchasers, including to existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of securities.
Set forth below is additional information regarding offerings of securities pursuant to this prospectus:
Use of Proceeds
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses and distributions to our stockholders and for general corporate purposes, and other working capital needs. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of the investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period. Each prospectus supplement to this prospectus or free writing prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds” in this prospectus.
New York Stock Exchange Symbol for our common
stock
“NMFC”
New York Stock Exchange Symbol for our 5.75% Unsecured Notes
“NMFX”
Investment Advisory Fees
We pay the Investment Adviser a fee for its services under an investment advisory and management agreement (the “Investment Management Agreement”) consisting of two components — a base management fee and an incentive fee.

Pursuant to the Investment Management Agreement, the base management fee is calculated at an annual rate of 1.75% of our gross assets, which equals our total assets on the Consolidated Statements of Assets and Liabilities, less (i) the borrowings under the SLF Credit Facility and (ii) cash and cash equivalents. The base management fee is payable quarterly in arrears, and is calculated based on the average value of our gross assets, which equals our total assets, as determined in accordance with GAAP, less the borrowings under the SLF Credit Facility and cash and cash equivalents at the end of each of the two most recently completed calendar quarters, and appropriately adjusted on a pro rata basis for any equity capital raises or repurchases during the current calendar quarter. We have not invested, and currently do not invest, in derivatives. To the extent we invest in derivatives in the future, we will use the actual value of the derivatives, as reported on our Consolidated Statements of Assets and Liabilities, for purposes of calculating our base management fee. Since our IPO, the base management fee calculation has deducted the borrowings under the SLF Credit Facility. The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to our existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with the Predecessor Holdings Credit Facility and into the Holdings Credit Facility on December 18, 2014. Post credit facility merger and to be consistent with the methodology since our IPO, the Investment Adviser will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments leveraged under the legacy SLF Credit Facility. The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20.0% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter, subject to a “preferred return”, or “hurdle”, and a “catch-up” feature each as described in the Investment Management Agreement. The second part will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement) and will equal 20.0% of our “Realized Capital Gains”, if any, on a cumulative basis from inception through the end of the year, computed net of “Realized Capital Losses” and “Unrealized Capital Depreciation” on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee each as described in the Investment Management Agreement. The Investment Adviser cannot recoup management or incentive fees that the Investment Adviser has previously waived. See “Item 1 — Business — Investment Management Agreement” in our Annual Report on Form 10-K.
Administrator
The Administrator serves as our administrator and arranges our office space and provides us with office equipment and administrative services. The Administrator performs, or oversees the performance of, our financial records, prepares reports to our stockholders and reports filed by us with the SEC, monitors the payment of our expenses, and oversees the performance of administrative and professional services rendered to us by others. We reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under an administration agreement, as amended and restated (the “Administration Agreement”). For the three months ended March 31, 2020, approximately $0.7 million of indirect administrative expenses were included in administrative expenses, of which $0 was waived by the Administrator. The Administrator cannot recoup any expenses that the Administrator has previously waived. For the three months ended March 31, 2020, the indirect administrative expenses that our Administrator did not waive of approximately $0.7 million represented approximately 0.02% of our gross assets. See “Item 1 — Financial Statements and Supplementary Data — Note 5. Agreements” in our Quarterly Report on Form 10-Q.
Distributions
We intend to pay quarterly distributions to our stockholders out of assets legally available for distribution. The quarterly distributions, if any, will be determined by our board of directors. The distributions we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital, which is a return of a portion of a shareholder’s original investment in our common stock, for U.S. federal income tax purposes. Generally, a return of capital will reduce an investor’s basis in our stock for U.S. federal income tax purposes, which will result in a higher tax liability when the stock is sold. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. See “Price Range of Common Stock and Distributions” in this prospectus.
Taxation of NMFC
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that are timely distributed to our stockholders as dividends. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually to our stockholders at least 90.0% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Price Range of Common Stock and Distributions” and “Certain U.S. Federal Income Tax Considerations” in this prospectus.
Dividend Reinvestment Plan
We have adopted an “opt out” dividend reinvestment plan for our stockholders. As a result, if we declare a distribution, then your cash distributions will be automatically reinvested in additional shares of our common stock, unless you specifically “opt out” of the dividend reinvestment plan so as to receive cash distributions. Stockholders who receive distributions in the form of stock will be subject to the same U.S. federal income tax consequences as stockholders who elect to receive their distributions in cash. We will use only newly issued shares to implement the plan if the price at which newly issued shares are to be credited is equal to or greater than 110.0% of the last determined net asset value of our shares. We reserve the right to either issue new shares or purchase shares of our common stock in the open market in connection with our implementation of the plan if the price at which newly issued shares are to be credited to stockholders’ accounts does not exceed 110.0% of the last determined net asset value of the shares. See “Dividend Reinvestment Plan” in this prospectus.
Trading at a Discount
Shares of closed-end investment companies frequently trade at a discount to their net asset value. The possibility that our common stock may trade at a discount to our net asset value per share is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our common stock will trade above, at or below net asset value.
License Agreement
We have entered into a royalty-free license agreement with New Mountain Capital, pursuant to which New Mountain Capital has agreed to grant us a non-exclusive license to use the names “New Mountain” and “New Mountain Finance”. See “Item 8 — Financial Statements and Supplementary Data — Note 6. Related Parties” in our Annual Report on Form 10-K.
Leverage
We expect to continue to use leverage to make investments. As a result, we may continue to be exposed to the risks of leverage, which include that leverage may be considered a speculative investment technique. The use of leverage magnifies the potential for gain and loss on amounts we invest and therefore, indirectly, increases the risks associated with investing in shares of our common stock. See “Risk Factors” in this prospectus and in Part I, Item 1A of our most recent Annual Report on Form 10-K.
Anti-Takeover Provisions
Our board of directors is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered board of directors also may serve to deter hostile takeovers or proxy contests, as may certain other measures that we may adopt. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. See “Description of Capital Stock — Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions; Anti-Takeover Measures” in this prospectus.
Available Information
We have filed with the SEC a registration statement on Form N-2 together with all amendments and related exhibits under the Securities Act. The registration statement contains additional information about us and the securities being offered by this prospectus.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information is also available free of charge by contacting us at New Mountain Finance Corporation, 787 Seventh Avenue, 48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website at www.newmountainfinance.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.
Incorporation of certain information by reference
This prospectus is part of a registration statement that we have filed with the SEC. In accordance with the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until we have sold all of the securities offered by this prospectus or the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you”, “NMFC”, or “us” or that “we”, “NMFC”, or the “Company” will pay fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in us. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.
Stockholder transaction expenses:
Sales load (as a percentage of offering price)	N/A(1)
Offering expenses borne by us (as a percentage of offering price)	N/A(2)
Dividend reinvestment plan expenses (per sales transaction fee)	$15.00(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%
Annual expenses (as a percentage of net assets attributable to common stock)
Base management fees	5.15%(4)
Incentive fees payable under the Investment Management Agreement	2.91%(5)
Interest payments on borrowed funds	7.18%(6)
Other expenses	0.91%(7)
Acquired fund fees and expenses	1.36%(8)
Total annual expenses	17.51%(9)
Base management fee waiver	(1.32)%(10)
Total annual expenses after the base management fee waiver	16.19%(9)(10)

(1)
In the event that the shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.

(2)
The prospectus supplement corresponding to each offering will disclose the applicable estimated amount of offering expenses of the offering and the offering expenses borne by us as a percentage of the offering price.

(3)
If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds. The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to stockholders who participate in the plan. For additional information, see “Dividend Reinvestment Plan” in this prospectus.

(4)
The base management fee under the Investment Management Agreement is based on an annual rate of 1.75% of our average gross assets for the two most recent quarters, which equals our total assets on the Consolidated Statements of Assets and Liabilities, less (i) the borrowings under the SLF Credit Facility and (ii) cash and cash equivalents. We have not invested, and currently do not invest, in derivatives. To the extent we invest in derivatives in the future, we will use the actual value of the derivatives, as reported on our Consolidated Statements of Assets and Liabilities, for purposes of calculating our base management fee. The base management fee reflected in the table above is based on the three months ended March 31, 2020 and is calculated without deducting any management fees waived.

(5)
Assumes that annual incentive fees earned by the Investment Adviser remain consistent with the gross incentive fees earned by the Investment Adviser during the three months ended March 31, 2020 and calculated without deducting any incentive fees waived. For the three months ended March 31, 2020, no incentive fees were waived by the Investment Adviser. The Investment Adviser cannot recoup incentive fees that the Investment Adviser has previously waived. As of March 31, 2020, we did not have a capital gains incentive fee accrual. As we cannot predict whether we will meet the thresholds for incentive fees under the Investment Management Agreement, the incentive fees paid in subsequent periods, if any, may be substantially different than the fees incurred during the three months ended March 31, 2020. For more detailed information about the incentive fee calculations, see “Item 1 — Business — Investment Management Agreement” in our Annual Report on Form 10-K.

(6)
We may borrow funds from time to time to make investments to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities or if the economic situation is otherwise conducive to doing so. The costs associated with these borrowings are indirectly borne by our stockholders. As of March 31, 2020, we had $569.2 million, $188.5 million, $270.0 million, $201.2 million, $453.3 million and $300.0 million of indebtedness outstanding under the Holdings Credit Facility, the NMFC Credit Facility, the DB Credit Facility, the Convertible Notes, the Unsecured Notes and the SBA-guaranteed debentures, respectively. For purposes of this calculation, we have assumed the March 31, 2020 amounts outstanding under the Holdings Credit Facility, NMFC Credit

Facility, DB Credit Facility, Convertible Notes, Unsecured Notes and SBA-guaranteed debentures, and have computed interest expense using an assumed interest rate of 3.0% for the Holdings Credit Facility, 5.8% for the NMFC Credit Facility, 3.8% for the DB Credit Facility, 5.8% for the Convertible Notes, 5.3% for the Unsecured Notes and 2.8% for the SBA-guaranteed debentures, which were the rates payable as of March 31, 2020. See “Item 1 — Business — Senior Securities” in our Annual Report on Form 10-K.
(7)
“Other expenses” include our overhead expenses, including payments by us under the Administration Agreement based on the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement. Pursuant to the Administration Agreement, the Administrator may, in its own discretion, submit to us for reimbursement some or all of the expenses that the Administrator has incurred on our behalf during any quarterly period. As a result, the amount of expenses for which we will have to reimburse the Administrator may fluctuate in future quarterly periods and there can be no assurance given as to when, or if, the Administrator may determine to limit the expenses that the Administrator submits to us for reimbursement in the future. However, it is expected that the Administrator will continue to support part of our expense burden in the near future and may decide to not calculate and charge through certain overhead related amounts as well as continue to cover some of the indirect costs. The Administrator cannot recoup any expenses that the Administrator has previously waived. This expense ratio is calculated without deducting any expenses waived or reimbursed by the Administrator. For the three months ended March 31, 2020, the indirect administrative expenses that our Administrator did not waive of approximately $0.7 million represented approximately 0.02% of our gross assets. See “Item 1 — Financial Statements and Supplementary Data — Note 5. Agreements” in our Quarterly Report on Form 10-Q.

(8)
The holders of shares of our common stock indirectly bear the expenses of our investment in NMFC Senior Loan Program I, LLC (“SLP I”), NMFC Senior Loan Program II (“SLP II”) and NMFC Senior Loan Program III (“SLP III”). No management fee is charged on our investment in SLP I in connection with the administrative services provided to SLP I. As SLP II and SLP III are structured as private joint ventures, no management fees are paid by SLP II or SLP III. Future expenses for SLP I, SLP II and SLP III may be substantially higher or lower because certain expenses may fluctuate over time.

(9)
The holders of shares of our common stock indirectly bear the cost associated with our annual expenses.

(10)
Since our IPO, the base management fee calculation has deducted the borrowings under the SLF Credit Facility. The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to our existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with the Predecessor Holdings Credit Facility and into the Holdings Credit Facility on December 18, 2014. Post credit facility merger and to be consistent with the methodology since our IPO, the Investment Adviser will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments leveraged under the legacy SLF Credit Facility. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The base management fee waiver reflected in the table above is based on the base management fees waived during the three months ended March 31, 2020. See “Item 1 — Notes to the Consolidated Financial Statements — Note 5. Agreements — Investment Management Agreement” in our Quarterly Report on Form 10-Q.

Example
The following example, required by the SEC, demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load and offering expenses. See footnote 6 above for additional information regarding certain assumptions regarding our level of leverage.
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return without realization of any capital gains	$146	$394	$594	$938
The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.
While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Management Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher.

For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return completely in the form of net realized capital gains	$155	$414	$618	$960
The example assumes no sales load. In addition, while the examples assume reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below net asset value. See “Dividend Reinvestment Plan” in this prospectus for additional information regarding the dividend reinvestment plan.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our net asset value and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference, may contain, forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference, involve risks and uncertainties, including statements as to:
•
our future operating results, including our ability to achieve our objectives as a result of the current COVID-19 pandemic;

•
our business prospects and the prospects of our portfolio companies;

•
the impact of investments that we expect to make;

•
our contractual arrangements and relationships with third parties;

•
the dependence of our future success on the general economy and its impact on the industries in which we invest and the impact of the COVID-19 pandemic thereon;

•
the valuation of our investments in portfolio companies, particularly those having no liquid trading market, and the impact of the COVID-19 pandemic thereon;

•
market conditions and our ability to access alternative debt markets and additional debt and equity capital, and the impact of the COVID-19 pandemic thereon;

•
the ability of our portfolio companies to achieve their objectives;

•
our expected financings and investments;

•
the adequacy of our cash resources and working capital;

•
the timing of cash flows, if any, from the operations of our portfolio companies and the impact of the COVID-19 pandemic thereon; and

•
the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments and the impacts of the COVID-19 pandemic thereon.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•
an economic downturn, including as a result of the current COVID-19 pandemic, could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•
a contraction of available credit and/or an inability to access the equity markets, including as a result of the current COVID-19 pandemic, could impair our lending and investment activities;

•
interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•
currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars; and

•
the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in this prospectus and in Part I, Item 1A of our 2019 Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Report on Form 10-Q, and those discussed in other documents we file with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference, should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, in Part II, Item 1A of our Quarterly Report on Form 10-Q, and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of our securities pursuant to this prospectus for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to reborrowing), to pay our operating expenses, to pay distributions to our stockholders and for general corporate purposes, and other working capital needs. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. The applicable prospectus supplement or a free writing prospectus that we have authorized for use relating to an offering will more fully identify the use of the proceeds from such offering.
We estimate that it will take less than six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised. However, we can offer no assurance that we will be able to achieve this goal.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NMFC”. The following table sets forth, for each fiscal quarter during the last two fiscal years and the current fiscal year to date, the net asset value (“NAV”) per share of our common stock, the high and low closing sale price for our common stock, the closing sale price as a percentage of NAV and the quarterly distributions per share.
	NAV	Closing Sales Price(3)		Premium (Discount) of High Closing Sales to	Premium (Discount) of Low Closing Sales to	Declared Distributions
Fiscal Year Ended	Per Share(2)	High	Low	NAV(4)	NAV(4)	Per Share(5)(6)
December 31, 2020
Second Quarter(1)	*	$8.50	$5.02	*	*	$0.30
First Quarter	$11.14	$14.44	$5.15	29.62%	(53.77)%	$0.34
December 31, 2019
Fourth Quarter	$13.26	$13.84	$13.29	4.37%	0.23%	$0.34
Third Quarter	$13.35	$14.07	$13.30	5.39%	(0.37)%	$0.34
Second Quarter	$13.41	$14.35	$13.49	7.01%	0.60%	$0.34
First Quarter	$13.45	$14.16	$12.78	5.28%	(4.98)%	$0.34
December 31, 2018
Fourth Quarter	$13.22	$13.83	$12.25	4.61%	(7.34)%	$0.34
Third Quarter	$13.58	$14.25	$13.50	4.93%	(0.59)%	$0.34
Second Quarter	$13.57	$13.95	$13.25	2.80%	(2.36)%	$0.34
First Quarter	$13.60	$13.75	$12.55	1.10%	(7.72)%	$0.34

(1)
Period from April 1, 2020 through May 19, 2020.

(2)
NAV is determined as of the last date in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(3)
Closing sales price is determined as the high or low closing sales price noted within the respective quarter, not adjusted for distributions.

(4)
Calculated as of the respective high or low closing sales price divided by the quarter end NAV.

(5)
Represents the distributions declared or paid for the specified quarter.

(6)
Tax characteristics of all distributions paid are reported to stockholders on Form 1099 after the end of the calendar year.

*
Not determinable at the time of filing.

On May 19, 2020, the last reported sales price of our common stock was $8.50 per share. As of May 19, 2020, we had approximately 13 stockholders of record and approximately one beneficial owner whose shares are held in the names of brokers, dealers, funds, trusts and clearing agencies.
Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV will decrease. Since our initial public offering on May 19, 2011, our shares of common stock have traded at times at both a discount and a premium to the net assets attributable to those shares. As of May 19, 2020, our shares of common stock traded at a discount of approximately 23.7% of the NAV attributable to those shares as of March 31, 2020. It is not possible to predict whether the shares offered hereby will trade at, above, or below NAV.
We intend to pay quarterly distributions to our stockholders in amounts sufficient to maintain our status as a RIC. We intend to distribute approximately our entire net investment income on a quarterly basis and substantially all of our taxable income on an annual basis, except that we may retain certain net capital gains for reinvestment. The distributions we pay to our stockholders in a year may exceed our taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital, which is a return of a portion of a stockholder’s original investment in our common stock, for U.S.

federal tax purposes. Generally, a return of capital will reduce an investor’s basis in our stock for U.S. federal income tax purposes, which will result in a higher tax liability when the stock is sold. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year.
We maintain an “opt out” dividend reinvestment plan on behalf of our stockholders, pursuant to which each of our stockholders’ cash distributions will be automatically reinvested in additional shares of our common stock, unless the stockholder elects to receive cash.
We apply the following in implementing the dividend reinvestment plan. If the price at which newly issued shares are to be credited to stockholders’ accounts is equal to or greater than 110.0% of the last determined NAV of the shares, we will use only newly issued shares to implement the dividend reinvestment plan. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock on the NYSE on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, the average of their electronically reported bid and ask prices.
If the price at which newly issued shares are to be credited to stockholders’ accounts is less than 110.0% of the last determined NAV of the shares, we will either issue new shares or instruct the plan administrator to purchase shares in the open market to satisfy the additional shares required. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.
The following table reflects the cash distributions, including dividends and returns of capital, if any, per share that have been declared by our board of directors for the two most recent fiscal years and the current fiscal year to date:
Date Declared	Record Date	Payment Date	Per Share Amount
April 29, 2020	June 16, 2020	June 30, 2020	$0.30
February 19, 2020	March 13, 2020	March 27, 2020	0.34
Total for 2020 Fiscal Year			$0.64
November 4, 2019	December 13, 2019	December 27, 2019	$0.34
August 1, 2019	September 13, 2019	September 27, 2019	0.34
May 1, 2019	June 14, 2019	June 28, 2019	0.34
February 22, 2019	March 15, 2019	March 29, 2019	0.34
Total for 2019 Fiscal Year			$1.36
November 2, 2018	December 14, 2018	December 28, 2018	$0.34
August 1, 2018	September 14, 2018	September 28, 2018	0.34
May 2, 2018	June 15, 2018	June 29, 2018	0.34
February 21, 2018	March 15, 2018	March 29, 2018	0.34
Total for 2018 Fiscal Year			$1.36
Tax characteristics of all distributions paid are reported to stockholders on Form 1099 after the end of the calendar year. For the years ended December 31, 2019 and December 31, 2018, total distributions were $117.4 and $103.4 million, respectively, of which the distributions were comprised of approximately 72.01% and 83.74%, respectively, of ordinary income, 0.00% and 0.00%, respectively, of long-term capital gains and approximately 27.99% and 16.26%, respectively, of a return of capital. Future quarterly distributions, if any, will be determined by our board of directors.

SENIOR SECURITIES
Information about our senior securities as of March 31, 2020, December 31, 2019, 2018, 2017, 2016, 2015 and 2014 and information about NMF Holdings’ senior securities as of December 31, 2013, 2012, 2011 and 2010 are shown in the following table. The report of Deloitte & Touche LLP, an independent registered public accounting firm, on the senior securities table as of December 31, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010 is attached as an exhibit to the registration statement of which this prospectus is a part.
Class and Year(1)	Total Amount Outstanding Exclusive of Treasury Securities(2) (in millions)	Asset Coverage Per Unit(3)	Involuntary Liquidating Preference Per Unit(4)	Average Market Value Per Unit(5)
March 31, 2020 (unaudited)
Holdings Credit Facility	$569.2	$1,641	—	N/A
2018 Convertible Notes	201.2	1,641	—	N/A
Unsecured Notes (not including the 5.75% Unsecured Notes)	401.5	1,641	—	N/A
5.75% Unsecured Notes	51.8	1,641	—	$25.0
NMFC Credit Facility	188.5	1,641	—	N/A
DB Credit Facility	270.0	1,641	—	N/A
December 31, 2019
Holdings Credit Facility	661.6	1,740	—	N/A
2018 Convertible Notes	201.2	1,740	—	N/A
Unsecured Notes (not including the 5.75% Unsecured Notes)	401.5	1,740	—	N/A
5.75% Unsecured Notes	51.8	1,740	—	$25.6
NMFC Credit Facility	188.5	1,740	—	N/A
DB Credit Facility	230.0	1,740	—	N/A
December 31, 2018
Holdings Credit Facility	512.6	1,814	—	N/A
2014 Convertible Notes	155.3	1,814	—	N/A
2018 Convertible Notes	115.0	1,814	—	N/A
Unsecured Notes (not including the 5.75% Unsecured Notes)	285.0	1,814	—	N/A
5.75% Unsecured Notes	51.8	1,814	—	$24.7
NMFC Credit Facility	60.0	1,814	—	N/A
DB Credit Facility	57.0	1,814	—	N/A
December 31, 2017
Holdings Credit Facility	312.4	2,408	—	N/A
2014 Convertible Notes	155.3	2,408	—	N/A
Unsecured Notes	145.0	2,408	—	N/A
NMFC Credit Facility	122.5	2,408	—	N/A
December 31, 2016
Holdings Credit Facility	333.5	2,593	—	N/A
2014 Convertible Notes	155.3	2,593	—	N/A

Class and Year(1)	Total Amount Outstanding Exclusive of Treasury Securities(2) (in millions)	Asset Coverage Per Unit(3)	Involuntary Liquidating Preference Per Unit(4)	Average Market Value Per Unit(5)
Unsecured Notes	90.0	2,593	—	N/A
NMFC Credit Facility	10.0	2,593	—	N/A
December 31, 2015
Holdings Credit Facility	419.3	2,341	—	N/A
2014 Convertible Notes	115.0	2,341	—	N/A
NMFC Credit Facility	90.0	2,341	—	N/A
December 31, 2014
Holdings Credit Facility	468.1	2,267	—	N/A
2014 Convertible Notes	115.0	2,267	—	N/A
NMFC Credit Facility	50.0	2,267	—	N/A
December 31, 2013
Holdings Credit Facility	221.8	2,577	—	N/A
SLF Credit Facility	214.7	2,577	—	N/A
December 31, 2012
Holdings Credit Facility	206.9	2,353	—	N/A
SLF Credit Facility	214.3	2,353	—	N/A
December 31, 2011
Holdings Credit Facility	129.0	2,426	—	N/A
SLF Credit Facility	165.9	2,426	—	N/A
December 31, 2010(6)
Holdings Credit Facility	59.7	3,074	—	N/A
SLF Credit Facility	56.9	3,074	—	N/A

(1)
We have excluded our SBA-guaranteed debentures from this table as a result of the SEC exemptive relief that permits us to exclude such debentures from the definition of senior securities in the 150.0% asset coverage ratio we are required to maintain under the 1940 Act. At March 31, 2020, December 31, 2019, December 31, 2018, December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014, we had $300.0 million, $225.0 million, $165.0 million, $150.0 million, $121.7 million, 117.7 million and $37.5 million, respectively, in SBA-guaranteed debentures outstanding. At December 31, 2013, 2012, 2011 and 2010, we had no outstanding SBA-guaranteed debentures. Total asset coverage per unit including the SBA-guaranteed debentures as of March 31, 2020, December 31, 2019, December 31, 2018, December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014 is $1,544, $1,655, $1,718, $2,169, $2,320, $2,128 and $2,196, respectively, and unchanged for the prior years.

(2)
Total amount of each class of senior securities outstanding at the end of the period presented.

(3)
Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(4)
The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(5)
Not applicable for any of the senior securities (except the 5.75% Unsecured Notes) as they are not registered for public trading. For the 5.75% Unsecured Notes, the amounts represent the average of the daily closing prices on the NYSE for (a) the period from September 28, 2018 (date of listing) through December 31, 2018, with respect to the year ended December 31, 2018, (b) the entire 2019 fiscal year, with respect to the year ended December 31, 2019 and (c) the period from January 1, 2020 through March 31, 2020, with respect to the three months ended March 31, 2020.

(6)
Prior to NMFC’s IPO on May 19, 2011, these credit facilities existed at the Predecessor Entities.

PORTFOLIO COMPANIES
The following table sets forth certain information as of March 31, 2020, for each portfolio company in which we had a debt or equity investment. Our portfolio companies are presented in three categories: (1)”Non-Controlled/Non-Affiliated Investments”, which represent portfolio companies in which we own less than 5.0% of the outstanding voting securities of such portfolio company and have no other affiliations, (2)”Non-Controlled/Affiliated Investments”, which denotes investments in which we are an “Affiliated Person”, as defined in the 1940 Act, due to owning or holding the power to vote 5.0% or more of the outstanding voting securities of the investment but not controlling the portfolio company, and (3)”Controlled Investments”, which denotes investments in which we “Control”, as defined in the 1940 Act due to owning or holding the power to vote more than 25.0% of the outstanding voting securities of the investment. We may provide managerial assistance to our portfolio companies, if requested, and may receive rights to observe board meetings.
Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Non-Controlled/Non-Affiliated Investments
AAC Holding Corp. 7211 Circle South Road Austin, TX 78745	Education	First lien(2)(10)	9.84% (L + 8.25%/M)	9/30/2022	9.79%	—	$19,794
ADG, LLC 29777 Telegraph Road, Suite 3000 Southfield, MI 48034	Healthcare Services	Second lien(3)(10)	11.92% (L + 10.00% PIK/S)*	3/28/2024	11.80%	—	2,753
Affinity Dental Management, Inc. 171 Park Street West Springfield, MA 01089	Healthcare Services	First lien(2)(10)	7.41% (L + 6.00%/Q)	9/15/2023	7.27%	—	22,158
	Healthcare Services	First lien(4)(10)	7.41% (L + 6.00%/Q)	9/15/2023	7.27%	—	8,950
	Healthcare Services	First lien(3)(10)(11) — Drawn	7.00% (P + 5.00%/M)	3/15/2023	7.63%	—	1,424
							32,532
Affordable Care Holding Corp. 1400 Industrial Drive Kinston, NC 28504	Healthcare Services	First lien(2)(10)	6.20% (L + 4.75%/Q)	10/24/2022	6.58%	—	8,602
AG Parent Holdings, LLC 26 Esplanade St. Helier Jersey JE2 3QA	Healthcare Services	First lien(2)(10)	6.45% (L + 5.00%/Q)	7/31/2026	5.77%	—	9,695
AgKnowledge Holdings Company, Inc. 6060 Piedmont Row Drive South Charlotte, NC 28287	Business Services	First lien(4)(10)	5.82% (L + 4.75%/S)	7/21/2023	6.04%	—	9,136
	Business Services	First lien(3)(10)(11) — Undrawn	—	7/21/2023	—	—	(11)

							9,125
Alegeus Technologies Holding Corp. Waltham, MA 02451 1601 Trapelo Road	Healthcare Services	First lien(8)(10)	8.13% (L + 6.25%/Q)	9/5/2024	7.59%	—	13,013
Amerijet Holdings, Inc. 3401-A NW 72nd Avenue Miami, FL 33122	Distribution & Logistics	First lien(4)(10)	9.00% (L + 8.00%/M)	7/15/2021	9.61%	—	7,449
	Distribution & Logistics	First lien(4)(10)	9.00% (L + 8.00%/M)	7/15/2021	9.61%	—	1,242

							8,691
Ancora Acquisition LLC 8701 Bedford Euless Road, Suite 400 Hurst, TX 76053	Education	Preferred shares(9)(10)	—	—	—	3.80%	158
	Education	Warrants(9)(10)	—	8/12/2020	—	3.88%	—

							158

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Ansira Holdings, Inc. 2300 Locust Street St. Louis, MO 63103	Business Services	First lien(8)(10)	7.36% (L + 5.75%/Q)	12/20/2022	7.08%	—	$20,282
	Business Services	First lien(3)(10)(11) — Drawn	6.98% (L + 5.75%/Q)	12/20/2022	7.04%	—	3,381
	Business Services	First lien(3)(10)(11) — Undrawn	—	4/16/2020	—	—	(696)
							22,967
Alert Holding Company, Inc.(14)
Appriss Holdings, Inc. 1114 Avenue of the Americas, 36th Floor New York, NY 10110	Business Services	First lien(8)(10)	6.49% (L + 5.50%/M)	5/29/2026	6.36%	—	10,782
	Business Services	First lien(3)(10)(11) — Drawn	6.49% (L + 5.50%/M)	5/30/2025	6.40%	—	449
	Business Services	First lien(3)(10)(11) — Undrawn	—	5/30/2025	6.40%	—	(10)
Alert Intermediate Holdings I, Inc.	Business Services	Preferred shares(3)(10)	—	—	11.27%	3.70%	6,647
							17,868
Apptio, Inc. 11100 N.E. 8th Street, Suite 600 Bellevue, WA 98004	Software	First lien(8)(10)	8.25% (L + 7.25%/M)	1/10/2025	9.01%	—	34,076
	Software	First lien(3)(10)(11) —	—	1/10/2025	—	—	—
		Undrawn
							34,076
ASP LCG Holdings, Inc. 21333 Haggerty Road, Suite 300 Novi, MI 48375	Education	Warrants(3)(10)	—	5/5/2026	—	0.13%	781
Associations, Inc. 5401 N. Central Expressway, Suite 290 Dallas, TX 75205	Business Services	First lien(2)(10)	8.91% (L + 4.00% + 3.00% PIK/Q)*	7/30/2024	8.41%	—	43,866
	Business Services	First lien(8)(10)	8.91% (L + 4.00% + 3.00% PIK/Q)*	7/30/2024	8.41%	—	5,035
	Business Services	First lien(3)(10)(11) — Drawn	8.90% (L + 4.00% + 3.00% PIK/Q)*	7/30/2024	8.41%	—	7,262
	Business Services	First lien(3)(10)(11) — Drawn	7.01% (L + 6.00%/M)	7/30/2024	7.40%	—	1,986
	Business Services	First lien(3)(10)(11) — Undrawn	—	7/30/2021	—	—	(68)
							58,081
Aston FinCo S.a r.l. / Aston US Finco, LLC** Ditton Park, Riding Court Road Datchet, Slough, Berkshire, SL3 9LL	Software	Second lien(8)(10)	10.13% (L + 8.25%/Q)	10/8/2027	9.30%	—	31,982
Astra Acquisition Corp. 9 West 57th Street, 32nd Floor New York, NY 10019	Software	First lien(5)(10)	6.50% (L + 5.50%/M)	3/1/2027	6.30%	—	22,331
Bach Special Limited (Bach Preference Limited)** St. George’s Building, Level 12 2 Ice House Street, Central, Hong Kong	Education	Preferred shares(3)(10)(22)	—	—	12.92%	1.00%	7,722
BackOffice Associates Holdings, LLC 75 Perseverance Way Hyannis, MA 02601	Business Services	First lien(2)(10)	12.28% (L + 7.50% + 3.00%	8/25/2023	12.25%	—	12,437
			PIK/Q)*
	Business Services	First lien(3)(10)(11) — Drawn	12.28% (L + 7.50% + 3.00% PIK/Q)*	8/25/2023	12.37%	—	855
							13,292
Benevis Holding Corp. 111 West Monroe Street Chicago, IL 60603	Healthcare Services	First lien(2)(10)	8.09% (L + 6.32%/Q)	3/15/2024	7.56%	—	46,528
	Healthcare Services	First lien(8)(10)	8.09% (L + 6.32%/Q)	3/15/2024	7.56%	—	11,416
	Healthcare Services	First lien(3)(10)	7.96% (L + 6.32%/Q)	3/15/2024	7.56%	—	5,699
							63,643
Bleriot US Bidco Inc. 4001 Kennett Pike, Suite 302 Wilmington, DE 19807	Federal Services	Second lien(2)(10)	9.95% (L + 8.50%/Q)	10/29/2027	9.61%	—	14,175

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Bluefin Holding, LLC 9350 S Dixie Hwy Suite 1420 Miami, FL 33156	Software	Second lien(2)(10)	8.75% (L + 7.75%/Q)	9/6/2027	8.61%	—	$17,143
	Software	First lien(3)(11) — Undrawn	—	9/6/2024	—	—	(63)
							17,080
Brave Parent Holdings, Inc. One Letterman Drive, Building C, Suite 410 San Francisco, CA 94129	Software	Second lien(5)(10)	9.28% (L + 7.50%/Q)	4/17/2026	8.44%	—	20,977
	Software	Second lien(2)(10)	9.28% (L + 7.50%/Q)	4/17/2026	8.44%	—	15,498
	Software	Second lien(8)(10)	9.28% (L + 7.50%/Q)	4/17/2026	8.44%	—	5,594

							42,069
Bullhorn, Inc. 100 Summer Street, 17th Floor Boston, Massachusetts 02210	Software	First lien(2)(10)	6.57% (L + 5.50%/S)	10/1/2025	6.85%	—	16,792
	Software	First lien(3)(10)	6.57% (L + 5.50%/S)	10/1/2025	6.85%	—	278
	Software	First lien(3)(10)(11) — Drawn	6.50% (L + 5.50%/M)	10/1/2025	6.86%	—	835
	Software	First lien(3)(10)(11) — Drawn	6.57% (L + 5.50%/S)	10/1/2025	6.86%	—	208
	Software	First lien(3)(10)(11) — Undrawn	—	10/1/2021	—	—	(18)
							18,095
Castle Management Borrower LLC 545 East John Carpenter Freeway, Suite 1400 Irving, TX 75062	Business Services	First lien(2)(10)	7.95% (L + 6.25%/Q)	2/15/2024	7.60%	—	11,299
CentralSquare Technologies, LLC 200 Clarendon Street Boston, MA 02116	Software	Second lien(3)(10)	8.95% (L + 7.50%/Q)	8/31/2026	8.55%	—	43,762
	Software	Second lien(8)(10)	8.95% (L + 7.50%/Q)	8/31/2026	8.55%	—	6,861
							50,623
CFS Management, LLC 1360 East Venice Avenue Venice, FL 34285	Healthcare Services	First lien(2)(10)	7.34% (L + 5.75%/S)	7/1/2024	7.08%	—	10,335
	Healthcare Services	First lien(3)(10)(11) — Undrawn	—	7/1/2024	—	—	(405)

							9,930
CHA Holdings, Inc. 575 Broadway, Suite 301 Albany, NY 12207	Business Services	Second lien(4)(10)	9.82% (L + 8.75%/S)	4/10/2026	10.34%	—	6,758
	Business Services	Second lien(3)(10)	9.82% (L + 8.75%/S)	4/10/2026	10.34%	—	4,291

							11,049
Confluent Health, LLC 175 S. English Station Road, Suite 218 Louisville, KY 40245	Healthcare Services	First lien(2)(10)	6.01% (L + 5.00%/M)	6/24/2026	5.77%	—	24,600
ConnectWise, LLC 4110 George Road, Suite 200 Tampa, FL 33634	Software	First lien(2)(10)	7.07% (L + 6.00%/S)	2/28/2025	7.37%	—	54,031
	Software	First lien(3)(10)(11) —	—	2/28/2025	—	—	(110)
		Undrawn
							53,921
Conservice, LLC 750 South Gateway Drive River Heights, UT 84321	Business Services	First lien(2)(10)	6.51% (L + 5.25%/Q)	11/29/2024	5.99%	—	24,924
	Business Services	First lien(3)(10)(11) —	6.51% (L + 5.25%/Q)	11/29/2024	5.99%	—	4,351
		Drawn
	Business Services	First lien(3)(10)(11) — Drawn	6.30% (L + 5.25%/Q)	11/29/2024	6.01%	—	437
	Business Services	First lien(3)(10)(11) — Undrawn	—	11/29/2024	—	—	(12)

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
	Business Services	First lien(3)(10)(11) — Undrawn	—	6/30/2020	—	—	$(29)
							29,671
Convey Health Solutions, Inc. 100 S.E. Third Avenue, Suite 2600 Fort Lauderdale, FL 33394	Healthcare Services	First lien(4)(10)	7.01% (L + 5.25%/Q)	9/4/2026	6.63%	—	21,805
CoolSys, Inc. 145 S. State College Blvd., Suite 200 Brea, California 92821	Industrial Services	First lien(5)(10)	7.00% (L + 6.00%/M)	11/20/2026	7.31%	—	21,932
	Industrial Services	First lien(2)(10)	7.00% (L + 6.00%/M)	11/20/2026	7.31%	—	10,138
	Industrial Services	First lien(3)(10)(11) — Undrawn	—	11/19/2021	—	—	(128)
							31,942
Coyote Buyer, LLC 2500 N. Military Trail, Suite 470 Boca Raton, FL 33431	Specialty Chemicals &	First lien(5)(10)	7.74% (L + 6.00%/M)	2/6/2026	7.32%	—	14,114
	Materials
	Specialty Chemicals & Materials	First lien(3)(10)(11) — Drawn	7.74% (L + 6.00%/M)	2/6/2025	7.34%	—	101
	Specialty Chemicals & Materials	First lien(3)(10)(11) — Undrawn	—	2/6/2025	—	—	(5)
							14,210
CP VI Bella Midco, LLC 2701 Renaissance Boulevard, Suite 200 King of Prussia, PA 19406	Healthcare Services	Second lien(3)(10)	7.74% (L + 6.75%/M)	12/29/2025	7.58%	—	5,949
CRCI Longhorn Holdings, Inc. 100 SW Main, Suite 1500 Portland, OR 97204	Business Services	Second lien(3)	8.05% (L + 7.25%/M)	8/10/2026	8.11%	—	12,161
	Business Services	Second lien(8)	8.05% (L + 7.25%/M)	8/10/2026	8.11%	—	6,356
							18,517
DCA Investment Holding, LLC 6240 Lake Osprey Drive Sarasota, FL 34240	Healthcare Services	First lien(2)(10)	6.32% (L + 5.25%/S)	7/2/2021	6.71%	—	15,511
	Healthcare Services	First lien(3)(10)	6.32% (L + 5.25%/S)	7/2/2021	6.96%	—	8,067
	Healthcare Services	First lien(2)(10)	6.32% (L + 5.25%/S)	7/2/2021	6.87%	—	3,797
	Healthcare Services	First lien(3)(10)(11) — Drawn	6.32% (L + 5.25%/S)	7/2/2021	11.83%	—	2,756
	Healthcare Services	First lien(3)(10)(11) — Drawn	6.25% (L + 5.25%/M)	7/2/2021	7.38%	—	1,865
	Healthcare Services	First lien(3)(10)(11) — Undrawn	—	7/2/2021	—	—	(4)
	Healthcare Services	First lien(3)(10)(11) — Undrawn	—	4/16/2021	—	—	(1,571)
							30,421
DealerSocket, Inc. 100 Avenida La Pata San Clemente, CA 92673	Software	First lien(2)(10)	6.84% (L + 5.25%/S)	4/26/2023	6.63%	—	6,345
	Software	First lien(3)(10)(11) —	—	4/26/2023	—	—	(21)
		Undrawn
							6,324
Definitive Healthcare Holdings, LLC 550 Cochituate Road Framingham, MA 01701	Healthcare Information	First lien(8)(10)	8.19% (L + 5.50% + 1.00%	7/16/2026	6.80%	—	33,034
	Technology		PIK/Q)*
	Healthcare Information Technology	First lien(3)(10)(11) — Drawn	6.70% (L + 5.50%/Q)	7/16/2024	6.83%	—	1,823
	Healthcare Information Technology	First lien(3)(10)(11) — Undrawn	—	7/16/2021	—	—	(99)
							34,758

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Dentalcorp Health Services ULC (fka Dentalcorp Perfect Smile ULC)** 21 St Clair Avenue East #1420 Toronto, Ontario, M4T 1L9	Healthcare Services	Second lien(3)(10)	8.50% (L + 7.50%/M)	6/8/2026	8.97%	—	$26,301
	Healthcare Services	Second lien(8)(10)	8.50% (L + 7.50%/M)	6/8/2026	8.97%	—	6,894
							33,195
DG Investment Intermediate Holdings 2, Inc. (aka Convergint Technologies Holdings, LLC) One Commerce Drive	Business Services	Second lien(3)(10)	7.74% (L + 6.75%/M)	2/2/2026	7.85%	—	6,024
Schaumburg, IL 60173
Diligent Corporation 1385 Broadway, 19th floor New York, NY 10018	Software	First lien(2)(10)	6.95% (L + 5.50%/Q)	4/14/2022	7.20%	—	6,683
	Software	First lien(3)(10)	6.93% (L + 5.50%/S)	4/14/2022	6.99%	—	5,240
	Software	First lien(3)(10)	7.42% (L + 5.50%/Q)	4/14/2022	6.99%	—	2,018
	Software	First lien(2)(10)	6.95% (L + 5.50%/Q)	4/14/2022	7.20%	—	137
	Software	First lien(3)(10)(11) — Undrawn	—	12/19/2020	—	—	(124)
							13,954
DiversiTech Holdings, Inc. 6650 Sugarloaf Parkway #100 Duluth, GA 30097	Distribution & Logistics	Second lien(2)(10)	8.95% (L + 7.50%/Q)	6/2/2025	8.99%	—	11,038
	Distribution & Logistics	Second lien(8)(10)	8.95% (L + 7.50%/Q)	6/2/2025	8.99%	—	6,898
							17,936
EAB Global, Inc. Four Embarcadero Center, 20th Floor San Francisco, CA 94111	Education	Second lien(3)(10)	9.49% (L + 7.50%/S)	11/17/2025	9.08%	—	13,345
	Education	Second lien(8)(10)	9.49% (L + 7.50%/S)	11/17/2025	9.08%	—	7,174
	Education	Preferred shares(3)(10)	—	—	13.02%	23.83%	48,375
							68,894
Education Management II LLC 210 Sixth Avenue, 33rd Floor Pittsburgh, PA 15222	Education	First lien(2)	8.75% (P + 5.50%/ S)(25)	7/2/2020	—	—	2
	Education	First lien(3)	8.75% (P + 5.50%/ S)(25)	7/2/2020	—	—	1
	Education	First lien(2)	11.75% (P + 8.50%/Q)(25)	7/2/2020	—	—	—
	Education	First lien(3)	11.75% (P + 8.50%/Q)(25)	7/2/2020	—	—	—
	Education	First lien(2)	11.75% (P + 8.50%/Q)(25)	7/2/2020	—	—	—
	Education	First lien(3)	11.75% (P + 8.50%/Q)(25)	7/2/2020	—	—	—
	Education	First lien(2)	14.00% (P + 8.50%/M)(25)	7/2/2020	—	—	—
	Education	First lien(3)	14.00% (P + 8.50%/M)(25)	7/2/2020	—	—	—
	Education	Preferred shares(3)	—	—	—	0.26%	—
	Education	Preferred shares(2)	—	—	—	0.26%	—
	Education	Ordinary shares(3)	—	—	—	0.19%	—
	Education	Ordinary shares(2)	—	—	—	0.19%	—
							3
Finalsite Holdings, Inc. 655 Winding Brook Drive Glastonbury, CT 06033	Software	First lien(4)(10)	7.28% (L + 5.50%/Q)	9/25/2024	6.85%	—	21,834
	Software	First lien(2)(10)	7.28% (L + 5.50%/Q)	9/25/2024	6.85%	—	10,785
	Software	First lien(3)(10)(11) — Undrawn	—	9/25/2024	—	—	(37)
							32,582

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
FR Arsenal Holdings II Corp. 2100 N Eastman Road Longview, TX 75601	Business Services	First lien(2)(10)	8.25% (L + 7.25%/Q)	9/8/2022	8.82%	—	$18,282
Frontline Technologies Group Holdings, LLC 397 Eagleview Boulevard Exton, PA 19341	Software	First lien(4)(10)	6.75% (L + 5.75%/M)	9/18/2023	7.10%	—	21,507
	Software	First lien(2)(10)	6.75% (L + 5.75%/M)	9/18/2023	7.10%	—	18,125
	Software	First lien(2)(10)	6.75% (L + 5.75%/M)	9/18/2023	7.18%	—	7,481
							47,113
GC Waves Holdings, Inc.** 1200 17th Street, Suite 500 Denver, CO 80202	Business Services	First lien(5)(10)	7.20% (L + 5.75%/Q)	10/31/2025	7.11%	—	22,331
	Business Services	First lien(2)(10)	7.20% (L + 5.75%/Q)	10/31/2025	7.11%	—	3,645
	Business Services	First lien(3)(10)(11) — Drawn	6.20% (L + 4.75%/Q)	10/31/2025	6.12%	—	1,470
	Business Services	First lien(3)(10)(11) — Undrawn	—	10/31/2025	—	—	(30)
	Business Services	First lien(3)(10)(11) — Undrawn	—	11/1/2021	—	—	(63)
							27,353
GEMS Menasa (Cayman) Limited** Sheikh Zayed Rd Dubai, United Arab Emirates	Education	First lien(8)	6.61% (L + 5.00%/Q)	7/31/2026	6.25%	—	29,656
Geo Parent Corporation 4475 East 74th Avenue Commerce City, CO 80222	Business Services	First lien(2)(10)	6.24% (L + 5.25%/M)	12/19/2025	6.01%	—	12,599
GS Acquisitionco, Inc. 3301 Benson Drive, Suite 201 Raleigh, NC 27609	Software	First lien(2)(10)	6.83% (L + 5.75%/S)	5/24/2024	7.12%	—	26,369
	Software	First lien(5)(10)	6.83% (L + 5.75%/S)	5/24/2024	7.12%	—	21,969
	Software	First lien(3)(10)(11) — Drawn	6.83% (L + 5.75%/S)	5/24/2024	7.13%	—	20,501
	Software	First lien(3)(10)(11) — Drawn	6.83% (L + 5.75%/S)	5/24/2024	7.14%	—	3,079
	Software	First lien(3)(10)(11) — Undrawn	—	5/24/2024	—	—	(41)
	Software	First lien(3)(10)(11) — Undrawn	—	8/2/2021	—	—	(316)
							71,561
Hill International, Inc.** 303 Lippincott Centre Marlton, NJ 08053	Business Services	First lien(2)(10)	6.75% (L + 5.75%/M)	6/21/2023	7.07%	—	15,046
HS Purchaser, LLC / Help/Systems Holdings, Inc. 6455 City West Parkway Eden Prairie, MN 55344	Software	Second lien(5)(10)	9.00% (L + 8.00%/M)	11/19/2027	9.45%	—	21,551
	Software	Second lien(2)(10)	9.00% (L + 8.00%/M)	11/19/2027	9.45%	—	4,030
							25,581
iCIMS, Inc. 101 Crawfords Corner Road, Suite 3-100 Holmdel, NJ 07733	Software	First lien(8)(10)	7.50% (L + 6.50%/M)	9/12/2024	7.98%	—	46,636
	Software	First lien(8)(10)	7.50% (L + 6.50%/M)	9/12/2024	7.99%	—	8,667
	Software	First lien(3)(10)(11) — Undrawn	—	9/12/2024	—	—	—
							55,303
Idera, Inc. 2950 North Loop Freeway West, Suite 700 Houston, TX 77092	Software	Second lien(4)(10)	10.08% (L + 9.00%/S)	6/28/2027	10.55%	—	22,415
Institutional Shareholder Services, Inc. 702 King Farm Boulevard, Suite 400 Rockville, MD 20850	Business Services	Second lien(3)(10)	9.57% (L + 8.50%/S)	3/5/2027	9.68%	—	19,521

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Instructure, Inc.** 6330 South 3000 East, Suite 700 Salt Lake City, UT 84121	Software	First lien(8)(10)	8.21% (L + 7.00%/Q)	3/24/2026	8.41%	—	$26,114
	Software	First lien(3)(10)(11) — Undrawn	—	3/24/2026	—	—	(13)
							26,101
Integral Ad Science, Inc. 95 Morton Street, 8th floor New York, NY 10014	Software	First lien(8)(10)	8.25% (L + 6.00% + 1.25%	7/19/2024	8.78%	—	26,443
			PIK/M)*
	Software	First lien(3)(10)	8.25% (L + 6.00% + 1.25% PIK/M)*	7/19/2024	8.78%	—	3,454
	Software	First lien(3)(10)(11) — Undrawn	—	7/19/2023	—	—	(33)
							29,864
Integro Parent Inc. 1 State Street Plaza, 9th Floor New York, NY 10004	Business Services	First lien(2)(10)	6.75% (L + 5.75%/M)	10/31/2022	7.13%	—	34,615
	Business Services	Second lien(8)(10)	10.25% (L + 9.25%/M)	10/30/2023	10.89%	—	10,000
	Business Services	First lien(3)(10)(11) — Undrawn	—	4/30/2022	—	—	(49)
							44,566
JAMF Holdings, Inc. 100 Washington Ave S, Suite 1100 Minneapolis, MN 55401	Software	First lien(8)(10)	8.70% (L + 7.00%/Q)	11/11/2022	8.57%	—	8,758
	Software	First lien(2)(10)	8.70% (L + 7.00%/Q)	11/11/2022	8.57%	—	4,582
	Software	First lien(3)(10)(11) — Undrawn	—	11/11/2022	—	—	—
							13,340
KAMC Holdings, Inc 102 N. Franklin St., Port Washington, WI 53074	Business Services	Second lien(8)(10)	9.70% (L + 8.00%/Q)	8/13/2027	9.02%	—	16,910
	Business Services	Second lien(2)(10)	9.70% (L + 8.00%/Q)	8/13/2027	9.02%	—	16,910
							33,820
Kaseya Traverse Inc. 26 W 17th Street, 9th Floor New York, NY 10011	Software	First lien(8)(10)	6.91% (L + 4.00% + 1.00%	5/2/2025	8.11%	—	27,220
			PIK/S)*
	Software	First lien(3)(10)(11) — Drawn	7.50% (L + 6.50%/M)	5/2/2025	8.00%	—	2,257
	Software	First lien(3)(10)(11) — Drawn	6.91% (L + 4.00% + 1.00% PIK/S)*	5/2/2025	8.12%	—	425
	Software	First lien(3)(10)(11) — Undrawn	—	5/2/2025	—	—	—
	Software	First lien(3)(10)(11) — Undrawn	—	5/3/2021	—	—	(39)
							29,863
Kele Holdco, Inc. 100 River Buff Drive, Suite 500 Little Rock, AR 72202	Distribution & Logistics	First lien(5)(10)	7.12% (L + 6.00%/Q)	2/20/2026	7.32%	—	16,111
	Distribution & Logistics	First lien(3)(10)(11) —	7.00% (L + 6.00%/M)	2/20/2026	7.32%	—	895
		Drawn
	Distribution & Logistics	First lien(3)(10)(11) — Undrawn	—	2/20/2026	—	—	(4)
							17,002
Keystone Acquisition Corp. 777 East Park Drive Harrisburg, PA 17111	Healthcare Services	First lien(2)(10)	6.70% (L + 5.25%/Q)	5/1/2024	6.56%	—	23,040
	Healthcare Services	Second lien(2)(10)	10.70% (L + 9.25%/Q)	5/1/2025	10.89%	—	4,380
							27,420
Kronos Incorporated 297 Billerica Road Chelmsford, MA 01824	Software	Second lien(2)	10.01% (L + 8.25%/Q)	11/1/2024	9.60%	—	24,658
	Software	Second lien(8)	10.01% (L + 8.25%/Q)	11/1/2024	9.60%	—	10,511
							35,169

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Masergy Holdings, Inc. 2740 North Dallas Parkway, Suite 260 Plano, TX 75093	Business Services	Second lien(2)(10)	8.56% (L + 7.50%/S)	12/16/2024	8.91%	—	$9,953
MED Parentco, LP 1950 Old Gallows Road #520 Vienna, VA 22182	Healthcare Services	Second lien(8)(10)	9.24% (L + 8.25%/M)	8/30/2027	9.29%	—	19,337
Ministry Brands, LLC 14488 Old Stage Road Lenoir City, TN 37772	Software	First lien(2)(10)	5.62% (L + 4.00%/M)	12/2/2022	5.25%	—	2,796
	Software	Second lien(8)(10)	10.51% (L + 9.25%/Q)	6/2/2023	10.87%	—	7,598
	Software	Second lien(3)(10)	10.51% (L + 9.25%/Q)	6/2/2023	10.87%	—	2,093
	Software	First lien(3)(10)(11) — Drawn	6.16% (L + 5.00%/M)	12/2/2022	6.40%	—	550
	Software	First lien(3)(10)(11) — Undrawn	—	12/2/2022	—	—	(19)
							13,018
MRI Software LLC 28925 Fountain Parkway Solon, Ohio 28925	Software	First lien(5)(10)	6.57% (L + 5.50%/S)	2/10/2026	6.79%	—	22,387
	Software	First lien(2)(10)	6.57% (L + 5.50%/S)	2/10/2026	6.79%	—	1,619
	Software	First lien(3)(10)	6.57% (L + 5.50%/S)	2/10/2026	6.79%	—	1,112
	Software	First lien(3)(10)(11) — Drawn	6.57% (L + 5.50%/S)	2/10/2026	6.79%	—	996
	Software	First lien(3)(10)(11) — Undrawn	—	2/10/2026	—	—	(5)
	Software	First lien(3)(10)(11) — Undrawn	—	2/10/2022	—	—	(22)
							26,087
Netsmart Inc. / Netsmart Technologies, Inc. 4950 College Boulevard Overland Park, KS 66211	Healthcare Information Technology	Second lien(2)	8.95% (L + 7.50%/Q)	10/19/2023	9.32%	—	13,856
NM GRC Holdco, LLC 8401 Colesville Road, Suite 700 Silver Spring, MD 20910	Business Services	First lien(2)(10)	7.45% (L + 6.00%/Q)	2/9/2024	7.33%	—	36,826
	Business Services	First lien(2)(10)	7.45% (L + 6.00%/Q)	2/9/2024	7.34%	—	10,235
							47,061
Nomad Buyer, Inc. 210 Westwood Place, Suite 400 Brentwoord, TN 37027	Healthcare Services	First lien(2)(10)	5.61% (L + 5.00%/M)	8/1/2025	6.26%	—	54,940
NorthStar Financial Services Group, LLC 17605 Wright Street Omaha, NE 68130	Software	Second lien(5)(10)	8.49% (L + 7.50%/M)	5/25/2026	8.60%	—	10,000
OEConnection LLC 4205 Highlander Parkway Richfield, OH 44286	Business Services	Second lien(2)(10)	9.32% (L + 8.25%/S)	9/25/2027	9.33%	—	11,173
PaySimple, Inc. 1515 Wynkoop Street, Suite 250 Denver, Colorado 80202	Software	First lien(2)(10)	6.46% (L + 5.50%/M)	8/23/2025	6.38%	—	9,597
	Software	First lien(3)(10)(11) — Drawn	6.56% (L + 5.50%/M)	8/23/2025	6.62%	—	2,122
	Software	First lien(3)(10)(11) — Undrawn	—	8/24/2020	—	—	(25)
							11,694
Peraton Holding Corp. (fka MHVC Acquisition Corp.) 12975 Worldgate Drive, Suite 700 Herndon, VA 20170	Federal Services	First lien(2)	6.87% (L + 5.25%/Q)	4/29/2024	6.53%	—	34,419

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
PhyNet Dermatology LLC 720 Cool Springs Boulevard, Suite 150 Franklin, TN 37067	Healthcare Services	First lien(2)(10)	6.50% (L + 5.50%/M)	8/16/2024	6.91%	—	$46,487
	Healthcare Services	First lien(3)(10)(11) — Drawn	6.50% (L + 5.50%/M)	8/16/2024	6.81%	—	25,972
	Healthcare Services	First lien(3)(10)(11) — Undrawn	—	8/16/2020	—	—	(1,276)
							71,183
PPVA Black Elk (Equity) LLC	Business Services	Subordinated(3)(10)	—	—	—	—	10,354
	Business Services	Collateralized Financing(25)(26)	—	—	—	—	—
							10,354
Quartz Holding Company 150 Cambridge Park Drive #500 Cambridge, MA 02140	Software	Second lien(3)(10)	8.86% (L + 8.00%/M)	4/2/2027	9.24%	—	9,369
Quest Software US Holdings Inc. 4 Polaris Way Aliso Veijo, CA 92656	Software	Second lien(2)(10)	10.03% (L + 8.25%/Q)	5/18/2026	9.29%	—	40,927
Recorded Future, Inc. 363 Highland Avenue Somerville, MA 02144	Software	First lien(8)(10)	7.25% (L + 6.25%/M)	7/3/2025	7.59%	—	6,219
	Software	First lien(3)(10)(11) — Drawn	7.25% (L + 6.25%/M)	7/3/2025	7.60%	—	497
	Software	First lien(3)(10)(11) — Undrawn	—	7/3/2025	—	—	(1)
	Software	First lien(3)(10)(11) — Undrawn	—	1/3/2021	—	—	(3)
							6,712
Restaurant Technologies, Inc. 2250 Pilot Knob Road Mendota Heights, MN 55120	Business Services	Second lien(4)(10)	7.95% (L + 6.50%/Q)	10/1/2026	7.30%	—	6,005
Salient CRGT Inc. 11921 Freedom Drive, Suite 1000 Reston, VA 20190	Federal Services	First lien(2)(10)	7.57% (L + 6.50%/S)	2/28/2022	8.51%	—	37,177
	Federal Services	First lien(8)(10)	7.57% (L + 6.50%/S)	2/28/2022	8.51%	—	12,704
	Federal Services	First lien(3)(10)(11) — Drawn	8.00% (P + 4.75%/Q)	11/29/2021	12.13%	—	2,000
	Federal Services	First lien(3)(10)(11) — Undrawn	—	11/29/2021	—	—	(191)
							51,690
Shine Acquisition Co. S.à.r.l / Boing US Holdco Inc.** 35-37 Amersham Hill High Wycombe, Buckinghamshire HP13 6NU	Consumer Services	Second lien(2)(10)	8.50% (L + 7.50%/M)	10/3/2025	8.92%	—	36,433
	Consumer Services	Second lien(8)(10)	8.50% (L + 7.50%/M)	10/3/2025	8.92%	—	5,775
							42,208
Solera LLC / Solera Finance, Inc. 1301 Solana Boulevard, Building #2, Suite 2100 Westlake, TX 76262	Software	Subordinated(3)	10.50%/S	3/1/2024	11.95%	—	4,931
Sovos Brands Intermediate, Inc. 1901 Fourth Street, Suite 200 Berleley, CA 94710	Food & Beverage	First lien(2)(10)	6.59% (L + 5.00%/Q)	11/20/2025	5.75%	—	26,548
Sphera Solutions, Inc. 130 East Randolph Street, Suite 2900 Chicago, IL 60601	Software	First lien(2)(10)	8.50% (L + 7.00%/Q)	6/14/2022	8.74%	—	2,458
Spring Education Group, Inc (fka SSH Group Holdings, Inc.) 12930 Saratoga Avenue, Suite A-2 Saratoga, CA 95070	Education	Second lien(2)(10)	9.70% (L + 8.25%/Q)	7/30/2026	9.16%	—	21,626
Stats Intermediate Holdings, LLC** 203 N. LaSalle St. Chicago, IL 60601	Business Services	First lien(2)(10)	6.96% (L + 5.25%/M)	7/10/2026	6.17%	—	9,329

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Symplr Software, Inc. (fka Caliper Software, Inc.) 233 Wilshire Boulevard, Suite 800 Santa Monica, CA 90401	Healthcare Information Technology	First lien(2)(10)	6.57% (L + 5.50%/S)	11/28/2025	6.32%	—	$30,200
	Healthcare Information Technology	First lien(4)(10)	6.57% (L + 5.50%/S)	11/28/2025	6.32%	—	14,675
Symplr Software Intermediate Holdings, Inc.	Healthcare Information Technology	Preferred shares(4)(10)	—	—	11.76%	14.41%	8,381
	Healthcare Information Technology	Preferred shares(3)(10)	—	—	11.76%	14.41%	2,890
							56,146
TDG Group Holding Company 1020 N. University Parks Drive Waco, TX 76707	Consumer Services	First lien(2)(10)	6.57% (L + 5.50%/S)	5/31/2024	6.23%	—	23,693
	Consumer Services	First lien(8)(10)	6.57% (L + 5.50%/S)	5/31/2024	6.23%	—	4,717
	Consumer Services	First lien(2)(10)	6.57% (L + 5.50%/S)	5/31/2024	6.23%	—	3,165
	Consumer Services	First lien(3)(10)(11) — Drawn	6.35% (L + 5.50%/Q)	5/31/2024	6.27%	—	4,766
	Consumer Services	First lien(3)(10)(11) — Drawn	—	5/31/2024	—	—	(3)
							36,338
Tenawa Resource Holdings LLC(13) 333 Clay Street, Suite 4060 Houston, TX 77002
Tenawa Resource Management LLC	Specialty Chemicals & Materials	First lien(3)(10)	10.50% (Base + 8.00%/Q)	10/30/2024	10.96%	—	38,900
QID NGL LLC	Specialty Chemicals & Materials	Preferred shares(6)(10)	—	—	—	4.77%	1,937
	Specialty Chemicals & Materials	Ordinary shares(6)(10)	—	—	—	4.77%	4,732
							45,569
Teneo Holdings, LLC 280 Park Avenue, 4th Floor New York, NY 10017	Business Services	First lien(2)(10)	6.25% (L + 5.25%/Q)	7/11/2025	6.85%	—	9,553
The Kleinfelder Group, Inc. 500 W. C Street, Suite 1200 San Diego, CA 92101	Business Services	First lien(4)(10)	5.95% (L + 4.75%/Q)	11/29/2024	6.01%	—	16,566
TMK Hawk Parent, Corp. 505 Collins Street, P.O. Box 3505 South Attleboro, MA 02701	Distribution & Logistics	First lien(2)	4.58% (L + 3.50%/S)	8/28/2024	8.45%	—	10,710
	Distribution & Logistics	First lien(8)	4.58% (L + 3.50%/S)	8/28/2024	8.45%	—	10,329
							21,039
Trader Interactive, LLC 150 Granby Street Norfolk, VA 23510	Business Services	First lien(2)(10)	7.57% (L + 6.50%/S)	6/17/2024	7.88%	—	30,943
	Business Services	First lien(8)(10)	7.57% (L + 6.50%/S)	6/17/2024	7.88%	—	4,796
	Business Services	First lien(3)(10)(11) — Drawn	7.72% (L + 6.50%/Q)	6/15/2023	7.77%	—	651
	Business Services	First lien(3)(10)(11) — Undrawn	—	6/15/2023	—	—	(29)
							36,361
Transcendia Holdings, Inc. 9201 West Belmont Avenue Franklin Park, IL 60131	Packaging	Second lien(8)(10)	9.07% (L + 8.00%/M)	5/30/2025	9.60%	—	12,163
Vectra Co. 120 S. Central Avenue, Suite 200 ST. Louis, MO 63105	Business Products	Second lien(8)(10)	8.24% (L + 7.25%/M)	3/8/2026	8.10%	—	9,955

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
VT Topco, Inc. 290 West Mount Pleasant Avenue, Suite 3200 Livingston, NJ 07039	Business Services	Second lien(4)(10)	8.45% (L + 7.00%/Q)	7/31/2026	7.83%	—	$9,192
WD Wolverine Holdings, LLC	Healthcare Services	First lien(2)(10)	6.50% (L + 5.50%/M)	8/16/2022	7.48%	—	8,795
500 Eagles Landing Drive
Lakeland, FL 33810
Wolfpack IP Co.** 231 Shearson Cres., Suite 310 Cambridge, ON N1T 1J5	Software	First lien(2)(10)	7.50% (L + 6.50%/M)	6/13/2025	7.96%	—	8,997
	Software	First lien(3)(10)(11) — Undrawn	—	6/13/2025	—	—	(9)
							8,988
Wrike, Inc. 70 N. 2nd Street San Joe, CA 95113	Software	First lien(8)(10)	7.83% (L + 6.75%/S)	12/31/2024	8.23%	—	9,058
	Software	First lien(3)(10)(11) — Undrawn	—	12/31/2024	—	—	(1)
							9,057
Xactly Corporation 300 Park Avenue, Suite 1700 San Jose, California 95110	Software	First lien(4)(10)	8.25% (L + 7.25%/M)	7/29/2022	8.86%	—	18,944
	Software	First lien(3)(10)(11) — Undrawn	—	7/29/2022	—	—	(5)
							18,939
YLG Holdings, Inc. 3235 North State Street, P.O. Box 849 Bunnell, Florida 32110	Business Services	First lien(5)(10)	7.51% (L + 5.75%/Q)	10/31/2025	7.06%	—	17,884
	Business Services	First lien(3)(10)(11) — Drawn	6.75% (L + 5.75%/M)	10/31/2025	7.06%	—	3,477
	Business Services	First lien(3)(10)(11) — Undrawn	—	10/31/2025	—	—	(10)
	Business Services	First lien(5)(10)(11) — Undrawn	—	4/30/2021	—	—	(63)
							21,288
Zywave, Inc. 10100 Innovation Drive, Suite 300 Milwaukee, WI 53226	Software	Second lien(4)(10)	10.80% (L + 9.00%/Q)	11/17/2023	10.59%	—	6,793
	Software	Second lien(4)(10)	10.80% (L + 9.00%/Q)	11/17/2023	10.67%	—	584
	Software	First lien(3)(10)(11) — Drawn	6.00% (L + 5.00%/M)	11/17/2022	6.51%	—	1,960
							9,337
Total Non-Controlled/Non-Affiliated Investments							$2,481,871
Non-Controlled/Affiliated Investments(27)
Permian Holdco 1, Inc.
Permian Holdco 2, Inc.
Permian Holdco 3, Inc. 2701 West Interstate 20 Odessa, TX 79766	Energy	First lien(3)(10)	14.02% (L + 7.50% + 5.00%	6/30/2022	14.26%	—	$9,571
			PIK/Q)*
	Energy	First lien(3)(10)(11) — Drawn	7.50% (L + 6.50%/M)	6/30/2022	7.77%	—	15,930
	Energy	Subordinated(3)(10)		6/30/2022	19.25%	—	2,479
	Energy	Subordinated(3)(10)	14.00% PIK/Q(25)*	10/15/2021	—	—	1,853
	Energy	Subordinated(3)(10)	14.00% PIK/Q(25)*	10/15/2021	—	—	954
	Energy	Preferred shares(3)(10)(17)(25)	—	—	—	13.66%	—
	Energy	Ordinary shares(3)(10)	—	—	—	13.66%	—
	Energy	First lien(3)(10)(11) — Undrawn	—	6/30/2022	—	—	(230)
							30,557
NMFC Senior Loan Program I LLC** 787 Seventh Ave, 48th floor New York, NY 10019	Investment Fund interest(3)(10)	Membership	—	—	12.55%	24.73%	22,073

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
Sierra Hamilton Holdings Corporation 777 Post Oak Boulevard, Suite 400 Houston, TX 77056	Energy	Second lien(3)(10)	15.00% PIK/Q*	9/12/2023	16.57%	—	$1,272
	Energy	Ordinary shares(2)(10)	—	—	—	25.20%	5,181
	Energy	Ordinary shares(3)(10)	—	—	—	25.20%	577
							7,030
Total Non-Controlled/Affiliated Investments							$59,660
Controlled Investments(28)
Edmentum Ultimate Holdings, LLC(16) Edmentum, Inc. (fka Plato, Inc.) (Archipelago Learning, Inc.) 5600 West 83rd Street, 8200 Tower, Suite 300 Bloomington, MN 55437	Education	First lien(2)(10)	10.28% (L + 4.50% + 4.00% PIK/Q)*	6/9/2021	17.83%	—	$9,983
	Education	First lien(3)(10) — Drawn	10.00%/S	8/31/2020	11.51%	—	4,908
	Education	First lien(3)(10)(11) — Drawn	10.00%/S	8/31/2020	11.51%	—	2,945
	Education	Second lien(3)(10)	7.00% PIK/Q*	12/9/2021	9.15%	—	11,410
	Education	Second lien(3)(10)(11) — Drawn	5.00% PIK/Q*	12/9/2021	5.10%	—	7,821
	Education	Subordinated(2)(10)	10.00% PIK/Q*	12/9/2021	10.38%	—	17,263
	Education	Subordinated(3)(10)	8.50% PIK/Q*	12/9/2021	8.80%	—	4,902
	Education	Subordinated(3)(10)	10.00% PIK/Q*	12/9/2021	10.38%	—	4,247
	Education	Ordinary shares(3)(10)	—	—	—	23.11%	136
	Education	Ordinary shares(2)(10)	—	—	—	23.11%	118
	Education	Warrants(3)(10)	—	5/5/2026	—	50.77%	1,259
							64,992
NHME Holdings Corp(20) National HME, Inc. 7501 Esters Boulevard, Suite 100 Irving, TX 75063	Healthcare Service	Second lien(3)(10)	12.00% PIK/Q*	5/27/2024	18.63%	—	12,349
	Healthcare Services	Second lien(3)(10)	12.00% PIK/Q*	5/27/2024	15.05%	—	8,236
	Healthcare Services	Ordinary shares(3)(10)	—	—	—	64.00%	4,000
	Healthcare Services	Warrants(3)(10)	—	—	—	16.00%	1,000
							25,585
NM APP Canada Corp.** 2200 HSBC Building 885 West Georgia Street Vancouver, BC V6C 3E8, Canada	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	10,481
NM APP US LLC 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	6,529
NM CLFX LP 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	11,709
NM DRVT LLC 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	5,783
NM GLCR LP 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	22,282
NM GP Holdco, LLC** 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	29.37%	456
NM JRA LLC 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	3,522
NM KRLN LLC 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	1,058
NM NL Holdings, L.P.** 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	29.37%	45,461
NM YI, LLC 787 Seventh Avenue, 48th Floor New York, NY 10019	Net Lease	Membership interest(7)(10)	—	—	—	90.01%	5,897

Name / Address of Portfolio Company(1)	Industry	Type of Investment	Interest Rate(12)	Maturity / Expiration Date	Yield to Maturity At Cost(29)	Percent of Class Held(30)	Fair Value
							(in thousands)
NMFC Senior Loan Program II LLC** 787 Seventh Avenue, 48th Floor New York, NY 10019	Investment Fund	Membership interest(3)(10)	—	—	13.65%	79.40%	$76,288
NMFC Senior Loan Program III LLC** 787 Seventh Avenue, 48th Floor New York, NY 10019	Investment Fund	Membership interest(3)(10)	—	—	12.55%	80.00%	106,271
UniTek Global Services, Inc. Gwynedd Hall 1777 Sentry Parkway West, Suite 302 Blue Bell, PA 19422	Business Services	First lien(2)(10)	8.11% (L + 5.50% + 1.00% PIK/Q)*	8/20/2024	7.75%	—	10,997
	Business Services	First lien(3)(10)	8.11% (L + 5.50% + 1.00% PIK/Q)*	8/20/2024	7.75%	—	4,136
	Business Services	First lien(2)(10)	8.11% (L + 5.50% + 1.00% PIK/Q)*	8/20/2024	7.75%	—	2,199
	Business Services	Preferred shares(2)(10)(18)(25)	—	—	—	26.76%	15,279
	Business Services	Preferred shares(3)(10)(19)	—	—	20.40%	33.00%	13,435
	Business Services	Preferred shares(3)(10)(20)	—	—	21.56%	32.90%	7,933
	Business Services	Preferred shares(3)(10)(20)	—	—	21.56%	38.36%	4,882
	Business Services	Preferred shares(3)(10)(18)(25)	—	—	—	26.76%	4,223
	Business Services	Ordinary shares(2)(10)	—	—	—	28.63%	199
	Business Services	Ordinary shares(3)(10)	—	—	—	28.63%	189
							63,472
Total Controlled Investments							$449,786
Total Investments							$2,991,317

(1)
The Company generally acquires its investments in private transactions exempt from registration under the Securities Act. These investments are generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act.

(2)
Investment is pledged as collateral for the Holdings Credit Facility, a revolving credit facility among the Company as Collateral Manager, New Mountain Finance Holdings, L.L.C. (“NMF Holdings”) as the Borrower, Wells Fargo Bank, National Association as the Administrative Agent, and Collateral Custodian.

(3)
Investment is pledged as collateral for the NMFC Credit Facility, a revolving credit facility among the Company as the Borrower and Goldman Sachs Bank USA as the Administrative Agent and the Collateral Agent and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Stifel Bank & Trust as Lenders.

(4)
Investment is held in New Mountain Finance SBIC, L.P.

(5)
Investment is held in New Mountain Finance SBIC II, L.P.

(6)
Investment is held in NMF QID NGL Holdings, Inc.

(7)
Investment is held in New Mountain Net Lease Corporation.

(8)
Investment is pledged as collateral for the DB Credit Facility, a revolving credit facility among New Mountain Finance DB, L.L.C as the Borrower and Deutsche Bank AG, New York Branch as the Facility Agent.

(9)
Investment is held in NMF Ancora Holdings, Inc.

(10)
The fair value of the Company’s investment is determined using unobservable inputs that are significant to the overall fair value measurement.

(11)
Par Value amounts represent the drawn or undrawn (as indicated in type of investment) portion of revolving credit facilities or delayed draws. Cost amounts represent the cash received at settlement date net of the impact of paydowns and cash paid for drawn revolvers or delayed draws.

(12)
All interest is payable in cash unless otherwise indicated. A majority of the variable rate debt investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (L), the Prime Rate (P) and the alternative base rate (Base) and which resets daily (D), weekly (W), monthly (M), quarterly (Q), semiannually (S) or annually (A). For each investment the current interest rate provided reflects the rate in effect as of March 31, 2020.

(13)
The Company holds investments in Education Management Corporation and one related entity of Education Management Corporation. The Company holds series A-1 convertible preferred stock and common stock in Education Management Corporation and holds a tranche A first lien term loan and a tranche B first lien term loan in Education Management II LLC, which is an indirect subsidiary of Education Management Corporation.

(14)
The Company holds investments in two related entities of Tenawa Resource Holdings LLC. The Company holds 4.77% of the common units in QID NGL LLC (which at closing represented 98.1% of the ownership in the common units in Tenawa Resource Holdings LLC), class A preferred units in QID NGL LLC and a first lien investment in Tenawa Resource Management LLC, a wholly-owned subsidiary of Tenawa Resource Holdings LLC.
(15)
The Company holds investments in two wholly-owned subsidiaries of Alert Holding Company, Inc. The Company holds a first lien term loan and a first lien revolver in Appriss Holdings, Inc. and preferred equity in Alert Intermediate Holdings I, Inc. The preferred equity is entitled to receive preferential dividends at a rate of L + 10.0% per annum.

(16)
The Company holds investments in Edmentum Ultimate Holdings, LLC and its related entities. The Company holds subordinated notes, ordinary equity, and warrants in Edmentum Ultimate Holdings, LLC, holds a first lien promissory note in EducationCity Limited and holds a first lien term loan, first lien promissory note, second lien revolver and a second lien term loan in Edmentum, Inc. and Archipelago Learning, Inc., which are wholly-owned subsidiaries of Edmentum Ultimate Holdings, LLC.

(17)
The Company holds preferred equity in Permian Holdco 1, Inc. that is entitled to receive cumulative preferential dividends at a rate of 12.0% per annum payable in additional shares.

(18)
The Company holds preferred equity in UniTek Global Services, Inc. that is entitled to receive cumulative preferential dividends at a rate of 13.5% per annum payable in additional shares.

(19)
The Company holds preferred equity in UniTek Global Services, Inc. that is entitled to receive cumulative preferential dividends at a rate of 19.0% per annum payable in additional shares.

(20)
The Company holds preferred equity in UniTek Global Services, Inc. that is entitled to received cumulative preferential dividends at a rate of 20.0% per annum payable in additional shares.

(21)
The Company holds ordinary shares and warrants in NHME Holdings Corp., as well as second lien term loans in National HME, Inc., a wholly-owned subsidiary of NHME Holdings Corp.

(22)
The Company holds preferred equity in Bach Special Limited (Bach Preference Limited) that is entitled to receive cumulative preferential dividends at a rate of 12.25% per annum payable in additional shares.

(23)
The Company holds preferred equity in Avatar Topco, Inc., and holds a second lien term loan investment in EAB Global, Inc., a wholly-owned subsidiary of Avatar Topco, Inc. The preferred equity is entitled to receive cumulative preferential dividends at a rate of L + 11.00% per annum.

(24)
The Company holds preferred equity in Symplr Intermediate Holdings, Inc. and holds a first lien term loan investment in Symplr Software Inc, Inc. (fka Caliper Software, Inc.), a wholly-owned subsidiary of Symplr Software Intermediate Holdings, Inc. The preferred equity is entitled to receive preferential dividends at a rate of L + 10.50% per annum.

(25)
Investment or a portion of the investment is on non-accrual status.

(26)
The Company holds one security purchased under a collateralized agreement to resell on its Consolidated Statement of Assets and Liabilities with a cost basis of $30,000 and a fair value of $21,422 as of March 31, 2020.

(27)
Denotes investments in which the Company is an “Affiliated Person”, as defined in the 1940 Act, due to owning or holding the power to vote 5.0% or more of the outstanding voting securities of the investment but not controlling the company.

(28)
Denotes investments in which the Company is in “Control”, as defined in the 1940 Act, due to owning or holding the power to vote more than 25.0% of the outstanding voting securities of the investment.

(29)
Assumes that all investments not on non-accrual are purchased at cost on the quarter end date and held until their respective maturities with no prepayments or losses and exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s respective end date.

(30)
Percent of class held is presented only for equity positions and represents only our share of that investment. It is not calculated on a fully-diluted basis.

*
All or a portion of interest contains payments-in-kind (“PIK”).

**
Indicates assets that the Company deems to be “non-qualifying assets” under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70.00% of the Company’s total assets at the time of acquisition of any additional non-qualifying assets. As of March 31, 2020, 16.0% of the Company’s total assets are represented by investments at fair value that are considered non-qualifying assets.

As of March 31, 2020, none of the Company’s portfolio investments represented greater than 5.0% of the Company’s total assets.

PORTFOLIO MANAGEMENT
For more information relating to our management please see “Item 1 — Business” and “Item 10 — Directors, Executive Officers and Corporate Governance” in our Annual Report on Form 10-K. The management of our investment portfolio is the responsibility of the Investment Adviser and the Investment Committee, which currently consists of Steven B. Klinsky, Robert A. Hamwee, Adam B. Weinstein and John R. Kline. The fifth and final member of the Investment Committee will consist of a New Mountain Capital Managing Director who will hold the position on the Investment Committee on an annual rotating basis. Andre V. Moura served on the Investment Committee from August 2018 to July 2019. Beginning in August 2019, Lars O. Johansson was appointed to the Investment Committee for a one year term. In addition, our executive officers and certain investment professionals of the Investment Adviser are invited to all Investment Committee meetings. We consider Mr. Hamwee to be our portfolio manager. The Investment Committee is responsible for approving purchases and sales of our investments above $10.0 million in aggregate by issuer. Purchases and dispositions below $10.0 million may be approved by our Chief Executive Officer. These approval thresholds are subject to change over time.
Investment Personnel
As of March 31, 2020, the Investment Adviser was supported by approximately 160 employees and senior advisors of New Mountain Capital. These individuals, in addition to the Investment Committee, are primarily responsible for the day-to-day management of our portfolio. The Investment Adviser may retain additional investment professionals, based upon its needs.
Below are the biographies for selected senior investment professionals of the Investment Adviser, whose biographies are not included elsewhere in this prospectus. For more information regarding the business experience of Messrs. Kline, Klinsky, Hamwee and Weinstein, see “Item 10 — Directors, Executive Officers and Corporate Governance” in our Annual Report on Form 10-K.
Lars O. Johansson currently serves on the Investment Adviser’s Investment Committee and is a Managing Director of New Mountain Capital. Prior to joining New Mountain Capital in 2007, Mr. Johansson was in the Consumer / Retail group at Goldman Sachs in New York. He received his Sc.B, summa cum laude, in Computer Science and Economics from Brown University. Mr. Johansson currently serves on the Board of Directors for ABB Optical Group, Beeline, Diversified Foodservice Supply, Pivvot, Strategic Partners and TRC Companies. He previously served on the Board of Directors for Alexander Mann Solutions.
James W. Stone III currently serves as a Managing Director of New Mountain Capital and has been in various roles since joining in 2011. Prior to joining New Mountain Capital, he worked for The Blackstone Group as a Managing Director of GSO Capital Partners. At Blackstone, Mr. Stone was responsible for originating, evaluating, executing and monitoring various senior secured and mezzanine debt investments across a variety of industries. Before joining Blackstone in 2002, Mr. Stone worked as a Vice President in Lehman Brothers’ Communications and Media Group and as a Vice President in UBS Warburg’s Leveraged Finance Department. Prior to that, Mr. Stone worked at Nomura Securities International, Inc. with the team that later founded Blackstone’s corporate debt investment unit. Mr. Stone received a B.S. in Mathematics and Physics from The University of the South and an M.B.A. with concentrations in Finance and Accounting from The University of Chicago’s Graduate School of Business.

The table below shows the dollar range of shares of our common stock beneficially owned by our portfolio manager.
Name of Portfolio Manager	Dollar Range of Equity Securities of NMFC(1)(2)
Robert A. Hamwee	over $1,000,000

(1)
The dollar range of equity securities beneficially owned in NMFC is based on the closing price for NMFC’s common stock of $8.50 on May 19, 2020 on the NYSE. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)
The dollar range of equity securities beneficially owned are: none, $1 - $10,000, $10,001- $50,000, $50,001 - $100,000, $100,001 - $500,000, $500,001 - $1,000,000 or over $1,000,000.

The Investment Adviser also manages the following entities, which execute similar investment strategies to NMFC.
Name	Entity	Investment Focus	Gross Assets ($ in millions) as of 12/31/19
New Mountain Guardian Partners II, L.P. & New Mountain Guardian Partners II Offshore, L.P.	Private fund	U.S. middle-market lending	$929.5
New Mountain Guardian III BDC, L.L.C.	Business development company	U.S. middle-market lending	$355.6
NMF SLF I, Inc.	Business development company	U.S. middle-market lending	$0.2
Mr. Hamwee serves as a co-portfolio manager of New Mountain Guardian Partners II, L.P. & New Mountain Guardian Partners II Offshore, L.P. (“Guardian II”), New Mountain Guardian III BDC, L.L.C. (“Guardian III”) and NMF SLF I, Inc. (“SLF I”). Mr. Hamwee is a Managing Director of New Mountain Capital. See “Item 1A — Risk Factors — Risks Relating to Our Business — The Investment Adviser has significant potential conflicts of interest with us and, consequently, your interests as stockholders which could adversely impact our investment returns” in our Annual Report on Form 10-K. See “Item 1A — Risk Factors — Risks Related to Our Operations — The Investment Adviser has significant potential conflicts of interest with us and, consequently, your interests as stockholders which could adversely impact our investment returns” in our Annual Report on Form 10-K.
Compensation
None of the Investment Adviser’s investment professionals are employed by us or will receive any direct compensation from us in connection with the management of our portfolio. Mr. Klinsky, through his financial interest in the Investment Adviser, is entitled to a portion of any profits earned by the Investment Adviser, which includes any fees payable to the Investment Adviser under the terms of the Investment Management Agreement, less expenses incurred by the Investment Adviser in performing its services under the Investment Management Agreement.

DETERMINATION OF NET ASSET VALUE
Quarterly Net Asset Value Determinations
We conduct the valuation of assets, pursuant to which our NAV is determined, at all times consistent with GAAP and the 1940 Act. We determine our NAV on a quarterly basis, or more frequently if required under the 1940 Act.
We apply fair value accounting in accordance with GAAP. We value our assets on a quarterly basis, or more frequently if required under the 1940 Act. In all cases, our board of directors is ultimately and solely responsible for determining the fair value of our portfolio investments on a quarterly basis in good faith, including investments that are not publicly traded, those whose market prices are not readily available, and any other situation where our portfolio investments require a fair value determination. Security transactions are accounted for on a trade date basis. Our quarterly valuation procedures are set forth in more detail below:
(1)
Investments for which market quotations are readily available on an exchange are valued at such market quotations based on the closing price indicated from independent pricing services.

(2)
Investments for which indicative prices are obtained from various pricing services and/or brokers or dealers are valued through a multi-step valuation process, as described below, to determine whether the quote(s) obtained is representative of fair value in accordance with GAAP.

a.
Bond quotes are obtained through independent pricing services. Internal reviews are performed by the investment professionals of the Investment Adviser to ensure that the quote obtained is representative of fair value in accordance with GAAP and if so, the quote is used. If the Investment Adviser is unable to sufficiently validate the quote(s) internally and if the investment’s par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below);

b.
For investments other than bonds, the investment professionals of the Investment Adviser look at the number of quotes readily available and perform the following:

i.
Investments for which two or more quotes are received from a pricing service are valued using the mean of the mean of the bid and ask of the quotes obtained. We will evaluate the reasonableness of the quote, and if the quote is determined to not be representative of fair value, the Company will use one or more of the methodologies outlined below to determine fair value;

ii.
Investments for which one quote is received from a pricing service are validated internally. The investment professionals of the Investment Adviser analyze the market quotes obtained using an array of valuation methods (further described below) to validate the fair value. If the Investment Adviser is unable to sufficiently validate the quote internally and if the investment’s par value or its fair value exceeds the materiality threshold, the investment is valued similarly to those assets with no readily available quotes (see (3) below).

(3)
Investments for which quotations are not readily available through exchanges, pricing services, brokers, or dealers are valued through a multi-step valuation process:

a.
Each portfolio company or investment is initially valued by the investment professionals of the Investment Adviser responsible for the credit monitoring;

b.
Preliminary valuation conclusions will then be documented and discussed with our senior management;

c.
If an investment falls into (3) above for four consecutive quarters and if the investment’s par value or its fair value exceeds the materiality threshold, then at least once each fiscal year, the valuation for each portfolio investment for which the investment professionals of the Investment Adviser do not have a readily available market quotation will be reviewed by an independent valuation firm engaged by our board of directors; and

d.
When deemed appropriate by our management, an independent valuation firm may be engaged to review and value investment(s) of a portfolio company, without any preliminary valuation being performed by the Investment Adviser. The investment professionals of the Investment Adviser will review and validate the value provided.

For investments in revolving credit facilities and delayed draw commitments, the cost basis of the funded investments purchased is offset by any costs/netbacks received for any unfunded portion on the total balance committed. The fair value is also adjusted for the price appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative fair value until it is called and funded.
The values assigned to investments are based upon available information and do not necessarily represent amounts which might ultimately be realized, since such amounts depend on future circumstances and cannot be reasonably determined until the individual positions are liquidated. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of certain investments may fluctuate from period to period and the fluctuations could be material.
Determinations in Connection with Offerings
In connection with future offering of shares of our common stock, our board of directors or an authorized committee thereof will be required to make a good faith determination that it is not selling shares of our common stock at a price below the then current NAV of our common stock at the time at which the sale is made. Our board of directors or an authorized committee thereof will consider the following factors, among others, in making such determination:
•
the NAV per share of our common stock disclosed in the most recent periodic report that we filed with the SEC;

•
Our management’s assessment of whether any material change in the NAV per share of its common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV per share of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and

•
the magnitude of the difference between (i) a value that our board of directors or an authorized committee thereof has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) NAV of our common stock, which is based upon the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the NAV of our common stock since the date of the most recently disclosed NAV of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.

Moreover, to the extent that there is even a remote possibility that we may (i) issue shares of our common stock at a price per share below the then current NAV per share of our common stock at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the NAV per share of our common stock fluctuates by certain amounts in certain circumstances until the prospectus is amended, our board of directors will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the NAV per share of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current NAV per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the NAV per share of our common stock to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan that provides for reinvestment of our distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of the dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions.
No action will be required on the part of a registered stockholder to have their cash distributions reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer and Trust Company, LLC the plan administrator and our transfer agent and registrar, in writing, by phone or through the internet so that such notice is received by the plan administrator no later than three days prior to the payment date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing, by phone or through the internet at any time, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share less a transaction fee of the lesser of (i) $15.00 and (ii) the price of the fractional share.
We will use only newly issued shares to implement the plan if the price at which newly issued shares are to be credited is equal to or greater than 110.0% of the last determined NAV of the shares. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the NYSE on the distribution payment date. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, the average of their electronically reported bid and asked prices. We reserve the right to purchase its shares in the open market in connection with its implementation of the plan if the price at which its newly issued shares are to be credited does not exceed 110.0% of the last determined NAV of the shares. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market. The number of shares of our common stock to be outstanding after giving effect to payment of the distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.
There will be no brokerage charges or other charges for dividend reinvestment to stockholders who participate in the plan. We will pay the plan administrator’s fees under the plan. If a participant elects by written, telephone, or internet notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commissions from the proceeds.
Stockholders who receive distributions in the form of stock generally are subject to the same U.S. federal income tax consequences as are stockholders who elect to receive their distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a holding period for U.S. federal income tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.astfinancial.com, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at American Stock Transfer and Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269, Attention: Plan Administration Department, or by calling the plan administrator at (888) 333-0212.
All correspondence concerning the plan should be directed to the plan administrator by mail at American Stock Transfer and Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269, or by telephone at (888) 333-0212.

DESCRIPTION OF SECURITIES
This prospectus contains a summary of our common stock, preferred stock, subscription rights, warrants and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus contains, and any applicable prospectus supplement or related free writing prospectus that we may authorize to be provided to you related to any security being offered will contain, the material terms and conditions for each security.
DESCRIPTION OF CAPITAL STOCK
The following description is based on relevant portions of the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation, as amended, and amended and restated bylaws. This summary is not necessarily complete, and we refer you to the DGCL, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 96,827,342 shares are outstanding as of May 19, 2020. Our common stock is listed on the NYSE under the ticker symbol “NMFC”. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally will not be personally liable for our debts or obligations.
The following are our outstanding classes of securities as of May 19, 2020:
(1) Title of Class	(2) Amount Authorized	(3) Amount Held by NMFC or for Its Account	(4) Amount Outstanding Exclusive of Amount Under Column 3
Common Stock	200,000,000	—	96,827,342
Preferred Stock	2,000,000	—	—
Common Stock
Under the terms of our amended and restated certificate of incorporation, all shares of our common stock will have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized and declared by our board of directors out of funds legally available therefore. Shares of our common stock will have no preemptive, exchange, conversion or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock will be entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of our directors (other than directors to be elected solely by the holders of preferred stock), and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors to issue preferred stock. Prior to the issuance of shares of each class or series, the board of directors is required by Delaware law and by our amended and restated certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of our common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66.7% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation will include a provision that eliminates the personal liability of its directors for monetary damages for actions taken as a director, except for liability:
•
for breach of duty of loyalty;

•
for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•
under Section 174 of the DGCL (unlawful dividends); or

•
for transactions from which the director derived improper personal benefit.

Under our amended and restated bylaws, we will fully indemnify any person who was or is involved in any actual or threatened action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers. So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any director or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct.
Delaware law also provides that indemnification permitted under the law shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.
We have obtained liability insurance for our officers and directors.
Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions; Anti-Takeover Measures
Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as summarized below, and applicable provisions of the DGCL and certain other agreements to which we are a party may make it more difficult for or prevent an unsolicited third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Classified Board; Vacancies; Removal.   The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from acquiring us. Our board of directors is divided into three classes, with the term of one class expiring at each annual meeting of stockholders. At each annual meeting, one class of directors is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the board of directors.
Our amended and restated certificate of incorporation provides that, subject to the applicable requirements of the 1940 Act and the rights of any holders of preferred stock, any vacancy on the board of directors, however the vacancy occurs, including a vacancy due to an enlargement of the board, may only be filled by vote a majority of the directors then in office.
A director may be removed at any time at a meeting called for that purpose, but only for cause and only by the affirmative vote of the holders of at least 75.0% of the shares then entitled to vote for the election of the respective director.
Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our amended and restated bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the board of directors or (2) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the amended and restated bylaws. Nominations of persons for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the amended and restated bylaws. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform its stockholders and make recommendations about such qualifications or business, as well as to approve a more orderly procedure for conducting meetings of stockholders. Although our amended and restated bylaws do not give its board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Amendments to Certificate of Incorporation and Bylaws.   The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our amended and restated certificate of incorporation provides that the following provisions, among others, may be amended by our stockholders only by a vote of at least two-thirds of the shares of our capital stock entitled to vote:
•
the classification of our board of directors;

•
the removal of directors;

•
the limitation on stockholder action by written consent;

•
the limitation of directors’ personal liability to us or our stockholders for breach of fiduciary duty as a director;

•
the ability to call a Special Meeting of Stockholders being vested in our board of directors, the chairperson of our board, our chief executive officer and in the holders of at least fifty (50) percent of the voting power of all shares of our capital stock generally entitled to vote on the election of directors then outstanding subject to certain procedures; and

•
the amendment provision requiring that the above provisions be amended only with a two-thirds supermajority vote.

The amended and restated bylaws generally can be amended by approval of (i) a majority of the total number of authorized directors or (ii) the affirmative vote of the holders of at least two-thirds of the shares of our capital stock entitled to vote.
Calling of Special Meetings by Stockholders.   Our certificate of incorporation and bylaws also provide that special meetings of the stockholders may only be called by our board of directors, the chairperson of our board, our chief executive officer or upon the request of the holders of at least 50.0% of the voting power of all shares of our capital stock, generally entitled to vote on the election of directors then outstanding, subject to certain limitations.
Section 203 of the Delaware General Corporation Law.   We will not be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15.0% or more of a corporation’s voting stock. In our certificate of incorporation, we have elected not to be bound by Section 203.
Our credit facilities also include change of control provisions that accelerate the indebtedness under the credit facilities in the event of certain change of control events. If certain transactions were engaged in without the consent of the lender, repayment obligations under the credit facilities could be accelerated.

DESCRIPTION OF PREFERRED STOCK
In addition to shares of common stock, we have 2,000,000 shares of preferred stock, par value $0.01, authorized of which no shares are currently outstanding. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Delaware law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock. If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement accompanying each preferred share offering.
The 1940 Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 66.7% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.
For any series of preferred stock that we may issue, our board of directors will determine and the amendment to the charter and the prospectus supplement relating to such series will describe:
•
the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

•
any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•
the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•
the voting powers, if any, of the holders of shares of such series;

•
any provisions relating to the redemption of the shares of such series;

•
any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•
any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete certificate of designation that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS
General
We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•
the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•
the title of such subscription rights;

•
the exercise price for such subscription rights (or method of calculation thereof);

•
the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•
the number of such subscription rights issued to each stockholder;

•
the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•
if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•
the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•
any termination right we may have in connection with such subscription rights offering; and

•
any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise Of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Dilutive Effects
Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any warrants offering.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such shares of common stock, preferred stock or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•
the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the number of such warrants issued with each share of common stock;

•
if applicable, the date on and after which such warrants and the related shares of common stock will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

NMFC and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25.0% of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you relating to that particular series of debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
This section includes a description of the material provisions of the indenture. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. The base indenture has been attached, or incorporated by reference, as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” in this prospectus for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•
the designation or title of the series of debt securities;

•
the total principal amount of the series of debt securities;

•
the percentage of the principal amount at which the series of debt securities will be offered;

•
the date or dates on which principal will be payable;

•
the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•
the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•
whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•
the terms for redemption, extension or early repayment, if any;

•
the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•
the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•
the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•
the provision for any sinking fund;

•
any restrictive covenants;

•
any Events of Default (as defined in “Events of Default” below);

•
whether the series of debt securities are issuable in certificated form;

•
any provisions for defeasance or covenant defeasance;

•
any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•
any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•
whether the debt securities are subject to subordination and the terms of such subordination;

•
whether the debt securities are secured and the terms of any security interest;

•
the listing, if any, on a securities exchange; and

•
any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150.0% after each issuance of debt (which means we can borrow $2 for every $1 of our equity), but giving effect to any exemptive relief granted to us by the SEC. See “Item 1A — Risk Factors — Risks Related to Our Operations — Recent legislation allows us to incur additional leverage, which could increase the risk of investing in our securities” in our Annual Report on Form 10-K. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;

•
an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. NMFC and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. NMFC and the trustee also do not supervise the depositary in any way;

•
if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•
an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security;

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.

Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York, as applicable, and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the U.S., in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•
we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•
we do not pay interest on a debt security of the series within 30 days of its due date;

•
we do not deposit any sinking fund payment in respect of debt securities of the series within two business days of its due date;

•
we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;

•
the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or

•
any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•
the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•
the holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:
•
in the payment of principal, any premium or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•
where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;

•
the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or NMFC’s as applicable, having to exist for a specific period of time were disregarded;

•
we must deliver certain certificates and documents to the trustee; and

•
we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•
change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•
reduce any amounts due on a debt security;

•
reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•
adversely affect any right of repayment at the holder’s option;

•
change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•
impair your right to sue for payment;

•
adversely affect any right to convert or exchange a debt security in accordance with its terms;

•
modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•
change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•
if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•
for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any of our affiliates, or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or requests a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieve covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:
•
we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

•
we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•
satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•
we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•
we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;

•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•
satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•
only in fully registered certificated form;

•
without interest coupons; and

•
unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•
renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any existing and future secured indebtedness, including any credit facilities or secured indenture securities, that we incur to the extent of the value of the assets securing such secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles or similar facilities.
In the event of bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture
U.S. Bank National Association will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Procedures
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and an investment in shares of our common stock. The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, which we refer to as the “Treasury regulations”, the legislative history of the Code, current administrative interpretations and practices of the IRS (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The U.S. federal income tax laws addressed in this summary are highly technical and complex, and certain aspects of their application to us are not completely clear. In addition, certain U.S. federal income tax consequences described in this summary depend upon certain factual matters, including (without limitation) the value and tax basis ascribed to our assets and the manner in which we operate, and certain complicated tax accounting calculations. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our stockholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, persons that hold shares of our common stock through a foreign financial institution, persons that hold shares of our common stock through a non-financial foreign entity, Non-U.S. stockholders (as defined below) engaged in a trade or business in the U.S. or Non-U.S. stockholders entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the we invested in tax-exempt securities or certain other investment assets.
A “U.S. stockholder” generally is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•
A citizen or individual resident of the U.S.;

•
A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•
A trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•
An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. stockholder” generally is a beneficial owner of shares of our common stock that is not a U.S. stockholder or a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A stockholder that is a partnership holding shares of our common stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to each stockholder of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.
Our Election to be Taxed as a RIC
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. Rather, dividends distributed by us generally will be taxable to our stockholders, and any net operating losses, foreign tax credits and other tax attributes of ours generally will not pass through to our stockholders, subject to special rules for certain items such as net capital gains and qualified dividend income recognized by us. See “— Taxation of U.S. Stockholders” and “— Taxation of Non-U.S. Stockholders” below.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we must distribute to our stockholders, for each taxable year, at least 90.0% of our “investment company taxable income”, which generally is our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation as a RIC
If we:
•
qualify as a RIC; and

•
satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income that is timely distributed (or is deemed to be timely distributed) to our stockholders. If we fail to qualify as a RIC, we will be subject to U.S. federal income tax at the regular corporate rates on our income and capital gains.
We will be subject to a 4.0% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98.0% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income and net capital gains that we recognized in preceding years, but were not distributed in such years and on which we did not pay corporate-level U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to make distributions to our stockholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•
continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

•
derive in each taxable year at least 90.0% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships”, or other income derived with respect to our business of investing in such stock or securities (the “90.0% Income Test”); and

•
diversify our holdings so that at the end of each quarter of the taxable year:

•
at least 50.0% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10.0% of the outstanding voting securities of the issuer; and

•
no more than 25.0% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of: (1) one issuer, (2) two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades, or (3) businesses or of certain “qualified publicly traded partnerships” (the “Diversification Tests”).

NMF Holdings and NMFDB are treated as disregarded entities for U.S. federal income tax purposes. As a result, NMF Holdings and NMFDB will not be separately subject to U.S. federal income tax and, for U.S. federal income tax purposes, we will take into account all of NMF Holdings’ and NMFDB’s assets and items of income, gain, loss, deduction and credit. In the remainder of this discussion, except as otherwise indicated, references to “we” “us” “our” and “NMFC” include NMF Holdings and NMFDB.
SBIC I GP, SBIC I, SBIC II GP and SBIC II are treated as disregarded entities for U.S. federal income tax purposes. As a result, SBIC I GP, SBIC I, SBIC II GP and SBIC II will not be separately subject to U.S. federal income tax and, for U.S. federal income tax purposes, we will take into account all of SBIC I GP’s, SBIC I’s, SBIC II GP’s and SBIC II’s assets and items of income, gain, loss, deduction and credit. In the remainder of this discussion, except as otherwise indicated, references to “we” “us” “our” and “NMFC” include SBIC I GP, SBIC I, SBIC II GP and SBIC II.
NMF Ancora, NMF QID and NMF YP are Delaware corporations. NMF Ancora, NMF QID and NMF YP are not consolidated for income tax purposes and may each incur U.S. federal, state and local income tax expense with respect to their respective income and expenses earned from investment activities.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its stockholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for U.S. federal income tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. In such event, we may liquidate certain investments, if necessary. We may recognize gains or losses from such liquidations. In the event that we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.
For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discounts or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.
Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate level U.S. federal income tax (and any applicable state and local taxes).
Because we intend to use debt financing, we may be prevented by financial covenants contained in our debt financing agreements from making distributions to our shareholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1 — Business — Senior Securities” in our Annual Report on Form 10-K. Limits on distributions to our shareholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or subject us to the 4.0% U.S. federal excise tax.
Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our stockholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Failure of NMFC to Qualify as a RIC
If we fail to satisfy the 90.0% Income Test or the Diversification Tests for any taxable year or quarter of such taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which may, among other things, require us to pay certain corporate-level U.S. federal income taxes or to dispose of certain assets). If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income at regular corporate rates (and also will be subject to any applicable state and local taxes), regardless of whether we make any distributions to our stockholders. Distributions would not be required. However, if distributions were made, any such distributions would be taxable to our stockholders as ordinary dividend income and, subject to certain limitations under the Code, any such distributions may be eligible for the 20.0% maximum rate applicable to non-corporate taxpayers to the extent of our current or accumulated earnings and profits. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.
Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.

Investments — General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gains without receipt of a corresponding distribution of cash, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90.0% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that any adverse effects of these provisions will be mitigated.
Passive Foreign Investment Companies
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on any “excess distribution” received on, or any gain from the disposition of, such shares even if such income is distributed by it as a taxable dividend to its stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark to market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize income in excess of distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4.0% U.S. federal excise tax. See “— Taxation of NMFC as a RIC” above.
Foreign Currency Transactions
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Taxation of U.S. Stockholders
The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “— Taxation of Non-U.S. Stockholders” below.
Distributions
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent that such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20.0%. In this regard, it is anticipated that distributions paid by NMFC will generally not be attributable to dividends received by us and, therefore, generally will not qualify for the 20.0% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” in written statements furnished to its stockholders will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20.0% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution”. In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and (iii) the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us.
Because we expect to pay tax on any retained net capital gains at the regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to its stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution”.
We may distribute taxable dividends that are payable in part in our common stock. In accordance with certain applicable Treasury regulations and published guidance issued by the Internal Revenue Service, a publicly offered RIC may treat a distribution of its own stock as fulfilling the RIC distribution requirements if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20.0% (which has been temporarily reduced to 10.0% for distributions declared on or after April 1, 2020, and on or before December 31, 2020) of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such shareholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Taxable shareholders receiving such dividends will be required to include the amount of the dividends as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. In addition, if a significant number of our shareholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
We or the applicable withholding agent will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are Qualifying Dividends eligible for the 20.0% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
Dividend Reinvestment Plan
Under the dividend reinvestment plan, if a U.S. stockholder owns shares of our common stock registered in the U.S. stockholder’s own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. stockholder opts out of the dividend reinvestment plan by delivering a written, phone or internet notice to the plan administrator at least three days prior to the payment date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Dispositions
A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
In general, non-corporate U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20.0% on their recognized net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with a modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income”, which generally includes net income from interest, dividends, annuities, royalties and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21.0% rate also applied to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Tax Shelter Reporting Regulations
Under applicable Treasury Regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2.0 million or more for a non-corporate U.S. stockholder or $10.0 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding
We may be required to withhold U.S. federal income tax (“backup withholding”) from any distribution to a U.S. stockholder (other than a corporation, a financial institution, or a stockholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.
Taxation of Non-U.S. Stockholders
The following discussion applies only to Non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a Non-U.S. stockholder may have adverse tax consequences to such Non-U.S. stockholder. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.
Distributions; Dispositions
Subject to the discussion in “— Foreign Account Tax Compliance Act” below, distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. Such dividends will not be subject to withholding of U.S. federal income tax to the extent that we report such dividends as “interest-related dividends” or “short-term capital gain dividends”. Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to withholding of U.S. federal income tax at the source if they had been received directly by a foreign person, and that satisfy certain other requirements.

No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us.
If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder), we will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Subject to the discussion in “— Foreign Account Tax Compliance Act” below, actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. stockholder).
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30.0% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. stockholder.
Dividend Reinvestment Plan
Under our dividend reinvestment plan, if a Non-U.S. stockholder owns shares of our common stock registered in the Non-U.S. stockholder’s own name, the Non-U.S. stockholder will have all cash distributions automatically reinvested in additional shares of our common stock unless it opts out of the dividend reinvestment plan by delivering a written, phone or internet notice to the plan administrator at least three days prior to the payment date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gain dividend or interest-related dividend, if applicable, and is not effectively connected with a U.S. trade or business of the Non-U.S. stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. stockholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30.0% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. stockholder), the full amount of the distribution generally will be reinvested in our common stock and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.
Backup Withholding
A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. stockholder provides us or the distribution paying agent with an IRS Form W-8BEN, W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and foreign tax consequences, of an investment in shares of our common stock.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30.0% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs (i) enter into agreements with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in jurisdictions that have entered into an intergovernmental agreement (“IGA”) with the U.S. to provide such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include, among other things, U.S. source dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30.0% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a 10.0% or greater U.S. owner or provides the withholding agent with identifying information on each 10.0% or greater U.S. owner. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which such shareholder holds their shares, a Non-U.S. stockholder could be subject to this 30.0% withholding tax with respect to distributions on their shares of our common stock and proceeds from the sale of their shares of our common stock. A U.S. stockholder who hold their shares through foreign entities or intermediaries may also be subject to this 30% withholding tax. Under certain circumstances, a stockholder might be eligible for refunds or credits of such taxes.
Certain State, Local and Foreign Tax Matters
We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. In particular, our investments in foreign securities may be subject to foreign withholding taxes. The imposition of any such foreign, state, local or other taxes would reduce cash available for distribution to our stockholders, and our stockholders would not be entitled to claim a credit or deduction with respect to such taxes. Prospective investors should consult with their own tax advisers regarding the application and effect of state, local and foreign income and other tax laws on an investment in shares of our common stock.
REGULATION
For more information on regulation please see “Item 1 — Business” in our Annual Report on Form 10-K. See “Available Information” below for more information regarding where you can obtain a copy of our codes of ethics and the Proxy Voting Policies and Procedures of our Investment Adviser.
Fundamental Investment Policies
Neither our investment objective nor our investment policies are identified as fundamental. Accordingly, our investment objective and policies may be changed by us without the approval of our stockholders.

NYSE Corporate Governance Regulations
The NYSE has adopted corporate governance regulations with which listed companies must comply with. We intend to be in compliance with such corporate governance listing standards applicable to BDCs. We intend to monitor our compliance with all future listing standards and to take all necessary actions to ensure that we are in compliance therewith. If we were to be delisted by the NYSE, the liquidity of our common stock would be materially impaired.

PLAN OF DISTRIBUTION
We may offer, from time to time, up to $750,000,000 of common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities directly to one or more purchasers, including to existing stockholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the shares offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our common stockholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common stockholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 8.0% of the gross proceeds of the sale of shares offered pursuant to this prospectus and any applicable prospectus supplement.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock and 5.75% Unsecured Notes, which are traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

SAFEKEEPING AGENT, CUSTODIAN, TRANSFER AGENT, DISTRIBUTION
PAYING AGENT AND REGISTRAR
We maintain custody of our assets in accordance with the requirements of Rule 17f-2 under the 1940 Act. Also in accordance with this rule, some of our portfolio securities are held under a safekeeping agreement, by Wells Fargo Bank, National Association, which is a bank whose functions and physical facilities are supervised by federal or state authority. The address of the safekeeping agent is: 9062 Old Annapolis Road, Columbia, Maryland 21045. In addition, some of our portfolio securities are held under a custody agreement by U.S. Bank National Association. The address of the custodian is: One Federal Street, 3rd Floor, Boston, Massachusetts 02110. American Stock Transfer & Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal address of the transfer agent, distribution paying agent and registrar is 6201 15th Avenue, Brooklyn, New York 11219, telephone number: (800) 937-5449.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we expect that we will infrequently use brokers in the normal course of our business. Subject to policies established by our board of directors, the Investment Adviser is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that such commission is reasonable in relation to the services provided.
LEGAL MATTERS
Certain legal matters regarding the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of New Mountain Finance Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended March 31, 2020 and 2019, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.
The principal business address of Deloitte & Touche LLP is 30 Rockefeller Center Plaza, New York, New York 10112.
AVAILABLE INFORMATION
This prospectus is part of a registration statement on Form N-2 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at http://www.sec.gov. This information will also be available free of charge by contacting us at 787 Seventh Avenue, 48th Floor, New York, New York 10019, by telephone at (212) 720-0300, or on our website at http://www.newmountainfinance.com. Information contained on our website or on the SEC’s web site about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.
PRIVACY NOTICE
Your privacy is very important to us. This Privacy Notice sets forth our policies with respect to non-public personal information about our shareholders and prospective and former shareholders. These policies apply to our shareholders and may be changed at any time, provided a notice of such change is given to you. This notice supersedes any other privacy notice you may have received from us.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.
We do not share this information with any non-affiliated third party except as described below.
•
Authorized Employees of our Investment Adviser.   It is our policy that only authorized employees of our investment adviser who need to know your personal information will have access to it.

•
Service Providers.   We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials.   If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

We seek to carefully safeguard your private information and, to that end, restrict access to non-public personal information about you to those employees and other persons who need to know the information to enable us to provide services to you. We maintain physical, electronic and procedural safeguards to protect your non-public personal information.
If you have any questions regarding this policy or the treatment of your non-public personal information, please contact our chief compliance officer at (212) 655-0083.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 26, 2020;

•
Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 6, 2020;

•
Current Report on Form 8-K filed on January 3, 2020 and on April 24, 2020;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2020 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019); and

•
The description of our common stock contained in Exhibit 4.9 of our Annual Report on Form 10-K for the year ended December 31, 2019, which updated the description thereof in our Registration Statement on Form 8-A (File No. 001-35183), as filed with the SEC on May 19, 2011, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information” in this prospectus, or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
New Mountain Finance Corporation
787 Seventh Avenue, 48th Floor
New York, NY 10019
(212) 720-0300
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

New Mountain Finance Corporation
Up to $250,000,000
Common Stock

PROSPECTUS SUPPLEMENT
November 3, 2021

B. Riley Securities	Raymond James